Exhibit 10.1
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO PROTERRA INC IF PUBLICLY DISCLOSED.

SUBJECT TO FED. R. EVID. 408

EXECUTION VERSION

PROTERRA OPERATING COMPANY, INC.
AMENDMENT NO. 2 TO SECURED CONVERTIBLE PROMISSORY NOTES AND NOTE PURCHASE AGREEMENT
This Amendment No. 2 to Secured Convertible Promissory Notes and Note Purchase Agreement (this “Amendment”) is entered into as of March 31, 2023, by and among Proterra Operating Company, Inc. (formerly known as Proterra Inc.), a Delaware corporation (the “Company”), each Subsidiary (as defined in the Purchase Agreement) of the Company identified on the signature pages hereof (each a “Guarantor”), Proterra Inc., a Delaware corporation and the sole shareholder of the Company (“Parent”), the Collateral Agent and each of the Investors party hereto (the “Consenting Investors”). This Amendment (a) amends the Note Purchase Agreement, by and among the Company, the Guarantors (as defined therein), the Investors (as defined therein), and CSI GP I LLC, as Collateral Agent, dated August 4, 2020 as amended by Amendment No. 1 to Secured Convertible Promissory Notes and Note Purchase Agreement, dated as of August 31, 2020 (the “Existing Purchase Agreement”; and the Existing Purchase Agreement, as from time to time amended, amended and restated or otherwise modified from time to time, including by this Amendment, the “Purchase Agreement”) and (b) amends and restates in its entirety each of those certain Secured Convertible Promissory Notes issued by the Company to, or held by, the Investors, pursuant to the Purchase Agreement (such Secured Convertible Promissory Notes, each as amended by Amendment No. 1 to Secured Convertible Promissory Notes and Note Purchase Agreement, dated as of August 31, 2020, each an “Existing Note”, and each Existing Note as from time to time amended, amended and restated or otherwise modified from time to time, including by this Amendment, a “Note”). The capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.
RECITALS
WHEREAS, Section 10.11 of the Existing Purchase Agreement provides that any term of the Financing Documents may be amended and the observance of any term of the Financing Documents may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and (a) the holders of Notes representing the majority of the aggregate Principal Balances (as defined in the Notes) of all the Notes then outstanding and (b) if the Cowen Investors, in the aggregate, hold Notes having an aggregate stated principal amount (excluding any increase thereto for PIK interest) in excess of fifty million Dollars ($50,000,000), the Cowen Investors holding a majority of the aggregate Principal Balances (as defined in the Notes) of all of the Notes held by Cowen Investors ((a) and (b) together, the “Required Holders”), and that any such amendment shall be binding upon each holder of the Notes then outstanding, each future holder of such securities, and the Company; provided that without the prior written consent of each affected Investor, no such modification may, among other things, extend the Maturity Date (as defined in the Notes) applicable to such Investor’s Obligations.

WHEREAS, the Company previously advised the Cowen Parties that the Company’s financial statements to be delivered in accordance with Section 7.1(a)(i) of the Purchase Agreement for the fiscal year ended December 31, 2022 are expected to contain a qualification (or similar notation) as to going concern in contravention of the express requirement of Section 7.1(a)(i) of the Purchase Agreement (the “Anticipated Default”).
WHEREAS, the Company’s financial statements for the fiscal year ended December 31, 2022 contained a qualification (or similar notation) as to going concern, resulting in an event of default under the Senior Loan Agreement (the “Senior Loan Default”), and a cross-default under clause (f) of the definition of “Event of Default” of Section 3 of the Purchase Agreement (the “Cross-Default”).
WHEREAS, the Cowen Parties granted a limited advance waiver of the Anticipated Default and the Cross-Default in accordance with the terms of the Limited Waiver Pursuant to Note Purchase Agreement and Secured Convertible Promissory Notes dated as March 14, 2023 (the “Limited Waiver”).
WHEREAS, Bank of America has agreed to grant a waiver of the Senior Loan Default (the “Senior Loan Waiver”).
WHEREAS, in connection with the Anticipated Default and Cross-Default and in consideration of the premises and the agreements, provisions and covenants herein contained, the parties agree to (a) amend the Existing Purchase Agreement and (b) amend and restate in its entirety each Existing Note, in each case in accordance with the terms of this Amendment.
AGREEMENT
1.    Amendments to Purchase Agreement. Each of the parties hereto hereby agrees that, effective on the Amendment Effective Date (as defined below), the Purchase Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the copy of the Existing Purchase Agreement attached as Exhibit A hereto.
2.    Amendments to Notes. The Company and each Investor party hereto hereby agree that, effective on the Amendment Effective Date (as defined below), each Existing Note owned by such Investor is amended and restated in its entirety to read as set forth in the copy of such Note attached hereto that includes the name of such Investor as the Holder thereof.
3.    Limitation on Activities of the Parent. Parent hereby agrees that it shall not:
3.1    conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than:
(a)    (i) those incidental to its ownership of the Equity Interests of the Company, (ii) its operations as a public company, (iii) the performing of activities in preparation for and consummating any offering of its Equity Interests and related to its status as a public company, including the costs, fees and expenses related thereto, and (iv) issuances and sales of its Equity Interests;
(b)    participating in tax, accounting and other administrative and fiduciary matters as sole and direct owner of the Company;
(c)    providing customary compensation, indemnification and insurance coverage to officers and directors;

(d)    incurring and otherwise performing obligations under the Financing Documents;
(e)    holding and/or owning any intercompany Debt, so long as such Debt (i) is permitted to be incurred under Section 7.2(a) of the Purchase Agreement and (ii) if owed by any Obligor, is subordinated and/or junior in right of payment to full payment of all Obligations, and making contributions to the capital of its Subsidiaries;
(f)    if the Parent is an Obligor, engaging in transactions permitted under Section 7.2(p) of the Purchase Agreement;
(g)    entry into real estate lease agreements;
(h)    the entering into and performance of its obligations under Hedging Agreements of the type permitted by Section 7.2(n) of the Purchase Agreement;
(i)    the making of any loan to any officers, directors, managers, members of management, consultants or independent contractors constituting (or that would constitute, to the extent Parent were subject to Section 7.2(c) of the Purchase Agreement), an Investment permitted under Section 7.2(c) of the Purchase Agreement;
(j)    the performance of obligations under and compliance with its Organic Documents, or other Applicable Law (including the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance), ordinance, regulation, rule, order, judgment, decree or permit, including as a result of or in connection with the activities of the Company and its Subsidiaries; and
(k)    engaging in activities incidental to the businesses or activities described above and incurred in the ordinary course of business (including the ability to incur fees, costs and expenses relating to the foregoing);
3.2    incur, create, assume or suffer to exist any Debt or other liabilities or financial obligations, except:
(a)    nonconsensual obligations imposed by operation of law;
(b)    obligations with respect to its Equity Interests, including dividends, redemptions and repurchases, and options, warrants and rights related thereto;
(c)    liabilities and liabilities for compensation and other employment matters;
(d)    liabilities incidental to its status as a publicly traded company (including liabilities associated with employment contracts, executive officer and director indemnification agreements and employee benefit matters) that do not constituting liabilities in respect of Debt;
(e)    other immaterial obligations, immaterial intercompany obligations or other intercompany obligations owing by Parent to the Company or any Subsidiary of the Company;
(f)    liabilities and obligations pursuant to the Financing Documents;
(g)    parent guarantees in connection with commercial arrangements entered into the ordinary course;

(h)    liabilities with respect to taxes;
(i)    customary fees to members of its board of directors;
(j)    ordinary course corporate operating expenses;
(k)    liabilities and obligations arising out of Restricted Payments permitted under Section 7.2(d) of the Purchase Agreement;
(l)    if the Parent is an Obligor, transactions permitted under Section 7.2(p) of the Purchase Agreement; and
(m)    liabilities and obligations arising out of operations permitted under Section 3.1 of this Amendment or ownership of assets permitted under Section 3.2 of this Amendment;
3.3    own, lease, manage or otherwise operate any properties or assets (including cash and cash equivalents) other than:
(a)    the ownership of shares of Equity Interest of the Company;
(b)    cash received in connection with dividends made by the Company pending distribution thereof and customary minimum balances of cash and Cash Equivalents;
(c)    cash, Cash Equivalents and other assets of nominal value incidental to its status as a public company or its ownership of shares of the Equity Interests of the Company;
(d)    the ownership of intercompany Debt, so long as such Debt (i) is permitted to be incurred under Section 7.2(a) of the Purchase Agreement and (ii) if owed by any Obligor, is subordinated and/or junior in right of payment to full payment of all Obligations;
(e)    cash and Cash Equivalents pending application to a Debt, liability or obligation permitted under Section 3.2 of this Amendment;
(f)    on any date, cash and Cash Equivalents pending application to ordinary course corporate operating expenses of the Parent for the two year period following such date in an amount not to exceed $3,000,000; and
(g)    other cash and Cash Equivalents if the Parent is an Obligor and the Collateral Agent has a perfected first-priority security interest in such cash and Cash Equivalents pursuant to a customary control agreement.
4.    Representations and Warranties. The Company, Parent and each Guarantor hereby represents and warrants to each Investor, the Collateral Agent and the Cowen Parties, which representations shall survive the execution and delivery hereof:
(i)    This Amendment has been duly executed and delivered and constitute legal, valid and binding obligations of such Person, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.
(ii)    Each of the representations and warranties contained in the Purchase Agreement and each other Financing Document are true and correct in all material respects on and as of the Amendment Effective Date as though made at and as of such date (except that such representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date, and, that any representation or warranty that contains a materiality or Material Adverse Effect qualification therein is true and correct in all respects).
(iii    )No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Obligor or Parent in connection with the execution, delivery, performance, validity or enforceability of this Amendment, except for consents, authorizations, notices and filings that have been obtained or made prior to or on the Amendment Effective Date.
(iv)    Immediately prior to giving effect to this Amendment, other than the Anticipated Default and the Cross-Default, no Default or Event of Default has occurred that is continuing and, on the Amendment Effective Date, after giving effect to this Amendment and the Senior Loan Waiver, no Default or Event of Default has occurred that is continuing.
5.    Conditions Precedent. This Amendment shall be effective as of the date hereof (the “Amendment Effective Date”) upon satisfaction of the following conditions:
(i)    The Collateral Agent shall have received this Amendment, duly executed by the parties hereto.
(ii)    The Company shall have executed and delivered to (i) CSI Prodigy Holdco, a Consenting Investor, an Amended and Restated Note in the form attached as Exhibit B-1 hereto, (ii) CSI Prodigy Co-Investment LP, a Consenting Investor, an Amended and Restated Note in the form attached as Exhibit B-2 hereto, (iii) CSI PRTA Co-Investment LP, a Consenting Investor, an Amended and Restated Note in the form attached as Exhibit B-3 hereto and (iv) Generation IM Climate Solutions II, L.P., which, on the date hereof is not a Consenting Investor, an Amended and Restated Note in the form attached as Exhibit B-4 hereto, in each case evidencing the Company’s Debt to such Investor in the amount set forth therein.
(iii)    Each of the representations and warranties of the Company contained in Section 4 shall be true and complete as of the Amendment Effective Date.
(iv)    Immediately before giving effect to this Amendment, other than the Anticipated Default and the Cross-Default, no Default or Event of Default shall have occurred and be continuing and on the Amendment Effective Date, immediately after giving effect to this Amendment and the Senior Loan Waiver no Default or Event of Default shall have occurred and be continuing.
(v)    The Company shall have delivered to each Investor a certificate signed on its behalf by its President, Chief Executive Officer or Chief Financial Officer certifying that (A) the conditions specified in clauses (iii) and (iv) of this Section 5 have been fulfilled and (B) the Obligors are Solvent on a consolidated basis after giving effect to this Amendment.
(vi)    All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Amendment shall have been obtained.
(vii)    The Cowen Investors shall have received a certificate of a duly authorized officer of each Obligor, certifying (A) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (B) that an attached copy of resolutions authorizing execution and delivery of the Financing Documents to which it is a party is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to the Financing Documents; and (C) to the title, name and signature of each Person authorized to sign the applicable Financing Documents. The Investors may conclusively rely on this certificate until they are otherwise notified by the applicable Obligor in writing.
(viii)    The Collateral Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and such Obligor’s headquarters or principal place of business, each dated as of a date no earlier than thirty (30) days prior to the date hereof.
(ix)    The Collateral Agent shall have received a fully executed copy of the Senior Loan Waiver.
(x)    The Company shall have paid all fees and expenses to be paid to the Cowen Investors and the Collateral Agent incurred through the Amendment Effective Date to the extent invoiced at least one Business Day prior to the date hereof.
6.    Reaffirmation and Consent.
(i)    Each Guarantor and each other Obligor party hereto hereby consents to the execution, delivery and performance of this Amendment, the Purchase Agreement (including as amended hereby), each Note (including as amended as restated hereby) and each other Financing Document to be executed in connection herewith.
(ii)    Each Obligor party to this Amendment hereby acknowledges and agrees that, after giving effect to this Amendment on the Effective Date, all of its respective obligations and liabilities under the Purchase Agreement (including as amended hereby), each Note (including as amended hereby), each Security Document and each other Financing Document (in each case to which such Obligor is a party) are reaffirmed, and remain in full force and effect on a continuous basis.
(iii)    As of the Amendment Effective Date, the Company and each Guarantor reaffirms each Lien it granted in favor of the Collateral Agent or any other Person to secure the Obligations, which such Liens shall continue to secure and constitute a security interest for the Obligations on and subject to the terms and conditions set forth in the applicable Security Documents.
7.    Expiration of Limited Waiver. On the Amendment Effective Date, after giving effect to this Amendment, the Limited Waiver shall expire and be of no further force or effect.
8.    Miscellaneous.
8.1    Financing Document. This Amendment shall be a “Financing Document” under and as defined in the Purchase Agreement.
8.2    Parent Undertaking. Parent hereby agrees to (i) execute and deliver any document or other instrument contemplated to be executed and delivered, and to do and otherwise take any actions contemplated to be done or otherwise taken by Parent, and (ii)

refrain from doing or otherwise taking any action as is contemplated not to be done or taken by Parent, in each case pursuant to any Note or any other Financing Document.
8.3    No Waiver; No Novation. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Existing Purchase Agreement, any Existing Note or any of the other Financing Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Collateral Agent, each Investor and the Cowen Parties reserve all rights, privileges and remedies under the Financing Documents. Except as amended hereby, the Existing Purchase Agreement, the Notes and the other Financing Documents remain unmodified and in full force and effect. All references in the Financing Documents to the Purchase Agreement or the Notes shall be deemed to be references to the Existing Purchase Agreement as amended by this Amendment and the Notes (including as amended and restated hereby). Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Obligor’s Obligations or to modify, affect or impair the perfection or continuity of Collateral Agent’s and each Investor’s security interests in, security titles to or other Liens on any Collateral for the Obligations.
8.4    Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
8.5    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.
8.6    Ratification. Except as set forth in this Amendment, the provisions of the Existing Purchase Agreement are in all respects ratified and confirmed, and all such terms, provisions and conditions thereof shall be and continue to remain in full force and effect.
8.7    Effect of this Amendment. In the event of any inconsistency or conflict between the provisions of the Existing Purchase Agreement or any Existing Note and this Amendment, the provisions of this Amendment will prevail and govern. All references to a Note or any exhibit or schedule thereto shall hereinafter refer to such Note as amended by this Amendment.
8.8    Successors and Assigns. This Amendment, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.
8.9    Release. The Company and each Guarantor, on behalf of itself and its successors, assigns, and other legal representatives (the Company, each Guarantor and all such other parties collectively, the “Releasors” and individually, a “Releasor”), hereby jointly, severally, and jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges each SCI Party, each Investor and the Collateral Agent, in each case and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, and other representatives (Lender and all such other parties collectively, the “Releasees” and each a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the date of this

Amendment, for or on account of, or in relation to, or in any way in connection with the Existing Purchase Agreement, each Existing Note and any other Financing Document, in each case in effect as amended and supplemented or otherwise modified through the Amendment Effective Date.
8.10Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.
8.11    Counterparts; Electronic Signatures. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or “tif”), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The parties hereto may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act. Upon request by any party, any electronic signature or delivery shall be promptly followed by a manually executed or paper document.
8.12    Entire Agreement. This Amendment and the other Financing Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Secured Convertible Promissory Notes and Note Purchase Agreement as of the date and year first written above.

COMPANY:
PROTERRA OPERATING COMPANY, INC.

By: /s/ Karina Padilla
Name: Karina Padilla
Title: Chief Financial Officer

PARENT
PROTERRA INC.
By: /s/ Karina Padilla
Name: Karina Padilla
Title: Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Secured Convertible Promissory Notes and Note Purchase Agreement as of the date and year first written above.

INVESTOR:
CSI PRODIGY HOLDCO LP
BY: CSI GP I LLC, its general partner

By: /s/ Vusal Najafov
Name: Vusal Najafov
Title: Co-Head

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Secured Convertible Promissory Notes and Note Purchase Agreement as of the date and year first written above.

INVESTOR:
CSI PRODIGY CO-INVESTMENT LP
BY: CSI GP I LLC, its general partner

By: /s/ Vusal Najafov
Name: Vusal Najafov
Title: Co-Head

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Secured Convertible Promissory Notes and Note Purchase Agreement as of the date and year first written above.

INVESTOR:
CSI PRTA CO-INVESTMENT LP
BY: CSI GP I LLC, its general partner

By: /s/ Vusal Najafov
Name: Vusal Najafov
Title: Co-Head

EXHIBIT A
(Attached)

Conformed to Amendment No. 2 to Secured Convertible Promissory Notes and Note Purchase Agreement dated as of March 31, 2023
NOTE PURCHASE AGREEMENT
dated as of August 4, 2020
among
PROTERRA INC
as the Company
and
THE SUBSIDIARIES OF THE COMPANY FROM TIME TO TIME PARTY HERETO
as the Guarantors
and
THE INVESTORS FROM TIME TO TIME PARTY HERETO
as the Investors

and

CSI GP I LLC
as the Collateral Agent

1.    PURCHASE AND SALE OF NOTES AND WARRANTS    5
1.1    Note Purchase    5
1.2    Warrant Issuance    5
2.    CLOSING AND USE OF PROCEEDS    6
2.1    The Initial Closing    6
2.2    Additional Closing(s)    6
2.3    Use of Proceeds    7
3.    DEFINED TERMS USED IN THIS AGREEMENT    8
4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY    23
4.1    Organization and Qualification    24
4.2    Authorization    24
4.3    Enforceability    24
4.4    Capitalization    24
4.5    Subsidiaries    26
4.6    Valid Issuance of Notes    26
4.7    Governmental Approvals and Filings    26
4.8    Title to Properties; Perfection of Liens    27
4.9    Litigation    27
4.10    Intellectual Property    27
4.11    Financial Statements; Solvency    29
4.12    Surety Obligations    29
4.13    Compliance with Laws    29
4.14    Compliance with Environmental Laws    29
4.15    Burdensome Contracts    29
4.16    No Defaults    29
4.17    Taxes    30
4.18    ERISA    30
4.19    Trade Relations    31
4.20    Labor Relations    31
4.21    Not a Regulated Entity    31
4.22    Margin Stock    31
4.23    OFAC    31
4.24    Brokers    31
4.25    Disclosure    31
4.26    Rights of Registration and Voting Rights    32
4.27    Stock Restriction Agreements    32
5.    REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS    32

5.1    Authorization    32
5.2    Purchase for Own Account    32
5.3    No Solicitation    32
5.4    Disclosure of Information    33
5.5    Investment Experience    33
5.6    Accredited Investor Status    33
5.7    Restricted Securities    33
5.8    Further Limitations on Disposition    33
5.9    “MARKET STAND-OFF” AGREEMENT    34
5.10    Legends    34
6.    CONDITIONS TO CLOSING    35
6.1    Conditions to Investors’ Obligations    35
6.2    Condition to Company’s Obligations    37
7.    COVENANTS    37
7.1    Affirmative Covenants    37
7.2    Negative Covenants    41
8.    RIGHTS OF INVESTORS UPON DEFAULT    47
9.    TAX MATTERS    48
9.1    Withholding; Tax Payment    48
9.2    Other Taxes    48
9.3    Register    48
9.4    Investment Unit    48
10.    GENERAL PROVISIONS    49
10.1    Intercreditor Agreement    49
10.2    Survival of Warranties and Covenants    49
10.3    Successors and Assigns    49
10.4    Governing Law    49
10.5    Forum    49
10.6    Waivers by Obligors    49
10.7    Counterparts    50
10.8    Headings; Interpretation    50
10.9    Notices    51
10.10    No Finder’s Fees    51
10.11    Amendments and Waivers    51
10.12    Severability    52
10.13    Entire Agreement    52
10.14    Further Assurances    52
10.15    Waiver of Conflict of Interest    52

10.16    Fees and Expenses; Indemnity.    53
10.17    Confidentiality of Records    53
11.    THE COLLATERAL AGENT.    56
11.1    Appointments    57
11.2    Delegation of Duties    57
11.3    Exculpatory Provisions    58
11.4    Reliance by Collateral Agent    58
11.5    Notice of Default    58
11.6    Non-Reliance on Collateral Agent and Other Investors    59
11.7    Indemnification by Investors    59
11.8    Successor Collateral Agent    60
11.9    Collateral Agent Generally    60
11.10    Restrictions on Actions by Secured Parties; Sharing of Payments    60
11.11    Agency for Perfection    61
11.12    Credit Bid    61
11.13    One Investor Sufficient    61

NOTE PURCHASE AGREEMENT
This Note Purchase Agreement (this “Agreement”) is made as of August 4, 2020, by and among Proterra Inc, a Delaware corporation (the “Company”), each Subsidiary (as defined below) of the Company identified on the signature pages hereof or otherwise joined from time to time hereto as a guarantor (such Subsidiaries are referred to hereinafter each individually as a “Guarantor” and collectively as the “Guarantors”), and the parties that are party hereto from time to time as Investors (as defined below) and CSI GP I LLC, a Delaware limited liability company, as collateral agent (in such capacity, the “Collateral Agent”).
WHEREAS, (a) the Company currently requires funds to provide working capital to continue operations and for general corporate purposes of the Company and (b) the Investors are willing to advance funds to the Company for such purposes in exchange for the issuance to them of certain senior secured convertible promissory notes evidencing, among other things, the Company’s obligation to repay such advanced funds as provided in this Agreement and the other Financing Documents (as defined below).
WHEREAS The Company has obtained all consents, waivers and approvals from all third parties, including all stockholders of the Company as of the date of Initial Closing, required under any contract or provision of applicable law, including under the Company’s Restated Certificate and bylaws, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, in connection with the issuance of the Notes or the Warrants or the performance of the terms thereof or the consummation of the transactions contemplated thereby, including the conversion and/or exercise in full thereof and the issuance of any Conversion Stock or other securities pursuant to the terms thereof (including the issuance of shares of Common Stock upon the conversion of any Conversion Stock that are Preferred Stock).
NOW THEREFORE, the parties hereby agree as follows.
1.PURCHASE AND SALE OF NOTES AND WARRANTS.
1.1Note Purchase. Subject to the terms and conditions of this Agreement, the Company agrees to sell to each Investor, and each Investor severally agrees to purchase from the Company, one or more Secured Convertible Promissory Notes in the form attached to this Agreement as Exhibit A (each individually a “Note” and collectively the “Notes”) in the principal amount set forth opposite such Investor’s name on Schedule A. Each Note will be secured on the terms set forth herein, in each Note and the Security Agreement and the other Security Documents. The following are collectively referred to as the “Financing Documents”: (a) this Agreement, (b) the Notes, (c) the Security Agreement, (d) any other Security Document, (e) the Intercreditor Agreement, (f) the Warrants, and (g) any document entered into or executed in connection with, or for the purpose of amending, any of the documents referred to in clauses (a) through (g) above.
1.2Warrant Issuance.
(a)At the Initial Closing, the Company shall sell and issue to each Investor purchasing a Note at the Initial Closing, a warrant (each a “Warrant,” and, together with the Warrants issued pursuant to Section 1.2(b), collectively the “Warrants”) to purchase shares of Common Stock (or if applicable pursuant to the terms of the Warrant, Preferred Stock) (the “Warrant Stock”) at an exercise price equal to $0.01 per share, on the form of Warrant Agreement attached as Exhibit B. Each Warrant issued hereunder shall be exercisable into that number of Warrant Stock that is equal to (i) the Aggregate Warrant Coverage (as determined immediately following the Initial Closing), multiplied by (ii) a fraction the numerator of which is the total principal amount of the Note purchased by such Investor pursuant to this Agreement at the Initial Closing, and the denominator of which is the Existing Principal Amount (as determined immediately following the Initial Closing), rounded down to the nearest whole share.
(b)At each Additional Closing, the Company shall sell and issue to each Investor purchasing a Note at such Additional Closing, a Warrant. Each Warrant issued hereunder shall be exercisable into that number of Warrant Stock that is equal to (i) the Aggregate Warrant Coverage (as determined immediately following the applicable Additional Closing), multiplied by (ii) a fraction the numerator of which is the total principal amount (excluding any increase thereto for PIK interest) of the Note purchased by such Investor pursuant to this Agreement at such Additional Closing, and the denominator of which is the Existing Principal Amount (as determined immediately following the applicable Additional Closing), rounded down to the nearest whole share.
(c) Immediately following the Second Period, the Company shall sell and issue to each Investor a Warrant exercisable into that number of Warrant Stock that is equal to (x) (i) the Aggregate Warrant Coverage (as determined immediately following the Second Period), multiplied by (ii) a fraction the numerator of which is the total principal amount (excluding any increase thereto for PIK interest) of the Notes purchased by such Investor pursuant to this Agreement (as determined immediately following the Second Period), and the denominator of which is the Existing Principal Amount (as determined immediately following the Second Period), less (y) such Investor’s Accumulated Warrant Stock (as determined immediately following the Second Period), rounded down to the nearest whole share.
2.CLOSING AND USE OF PROCEEDS.
2.1The Initial Closing. The initial purchase and sale of the Notes will take place on the date of this Agreement remotely via the exchange of documents and signatures, or at such other place as the Company and the Cowen Initial Investors (as defined below) mutually agree upon (the “Initial Closing” and together with any Additional Closing (as defined below), each a “Closing” and, collectively, the “Closings”). At the Initial Closing, each Investor purchasing Notes at the Initial Closing will deliver to the Company as payment in full for the Note to be purchased by such Investor at the Initial Closing, the amount set forth opposite such Investor’s name on Schedule A, by wire transfer of funds to the Company; provided that (a) at the Initial Closing the Cowen Initial Investors shall purchase a Note in the aggregate principal amount of $100,000,000 and (b) the Additional Investors (as defined below) may, but would not be obligated to, purchase Notes in the aggregate principal amount of up to $50,000,000 (that amount in (b) being the “Initial Other Amount”). At the Initial Closing, the Company will deliver to each Investor purchasing Notes at the Initial Closing a duly executed Note in the principal amount set forth opposite such Investor’s name on Schedule A.
2.2Additional Closing(s).
(a)First Additional Period. Subject to the terms and conditions of this Agreement, at any time and from time to time during the thirty (30) days immediately following the Initial Closing (such period, the “First Period”):
(i)the Company may at one or more Closings, without obtaining the signature, consent or permission of any of the Investors, offer and sell to any Initial Closing Date Holders or other Persons mutually acceptable to the Company and the Collateral Agent (such acceptance not to be unreasonably withheld) (the “Additional Investors”) Notes pursuant to this Agreement, on the same terms and conditions set forth in this Agreement, having an aggregate principal amount equal to the Initial Other Amount, minus the aggregate principal amount (excluding any increase thereto for PIK interest) of all Notes sold hereunder to Additional Investors at any prior Closing; and
(ii)the Cowen Parties may elect to purchase an additional Note or Notes pursuant to this Agreement, on the terms and conditions of this Agreement, having an aggregate principal amount of up to $50,000,000 (the “Additional CSI Amount”) at one or more additional Closings.
Each Closing during the First Period shall take place at such locations and at such times as shall be mutually agreed upon in writing by the Company and the Investors purchasing such Notes. The First Period shall automatically terminate upon (x) the completion of the sale of the full Initial Other Amount and the Additional CSI Amount or (y) mutual agreement of the Collateral Agent and the Company.
(b)Second Additional Period. Subject to the terms and conditions of this Agreement, at any time and from time to time during the fifteen (15) day period immediately following the expiry of the First Period (the “Second Period”), the Company may, at one or more additional

Closings, without obtaining the signature, consent or permission of any of the Investors, offer and sell to any Additional Investors Notes pursuant to this Agreement, on the same terms and conditions set forth in this Agreement, having an aggregate principal amount (excluding any increase thereto for PIK interest) up to the sum of (i) $100,000,000 minus (ii) the aggregate principal amount (excluding any increase thereto for PIK interest) of the Notes sold to Additional Investors at any prior Closings minus (iii) the aggregate principal amount (excluding any increase thereto for PIK interest) of Notes sold to any Cowen Party during the First Period. Each Closing during the Second Period shall take place at such locations and at such times as shall be mutually agreed upon in writing by the Company and the Additional Investors purchasing such Notes. The Second Period shall automatically terminate upon (x) the completion of the sale of the maximum amount of Notes purchasable during the Second Period or (y) irrevocable written notice by the Company to the Collateral Agent of such termination.
(c)Amendments; Status of Investors. The Company and each Additional Investor purchasing one or more Notes at an Additional Closing, will execute counterpart signature pages to this Agreement and to each other agreement required to be executed and delivered by Investors at the Initial Closing as a condition under Section 6.1, and each such Person will, upon delivery by such Person to the Company of such signature pages, and the payment by such Person to the Company of the principal amount of the Note(s) purchased by such Additional Investor at such Additional Closing, become a party to, and bound by, this Agreement as an Investor to the same extent as if such Person had been an Investor at the Initial Closing and be deemed to be an “Investor” for all purposes of this Agreement and the other Financing Documents. The obligation of the Company to sell and issue Notes to Additional Investors at each Additional Closing, and the obligation of each such Person at each Additional Closing, to purchase any Note, shall each be subject to satisfaction of the applicable conditions set forth in Section 6. Immediately after each Additional Closing, the Schedule of Investors attached to this Agreement as Schedule A will be amended to add to Schedule A the names of the Investors purchasing Notes at such Additional Closing as “Investors” hereunder and to set forth the principal amount of each Note purchased by each Investor under this Agreement at such Additional Closing. The Company will promptly furnish to each Investor upon request, a copy of Schedule A as amended to the date of such request.
2.3Use of Proceeds. The Company covenants and agrees that it shall use the proceeds of the sale of the Notes (i) substantially concurrent with the Initial Closing (and in any event on the date of Initial Closing), to repay in full in cash the outstanding Debt of the Company under that certain Amended and Restated Loan and Security Agreement, dated as of October 31, 2017, between the Company and Hercules Capital, Inc., as amended, including by that certain Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of May 8, 2019 (as so amended, the “Hercules Facility”), and (ii) thereafter, for working capital and general corporate purposes of the Company and its Subsidiaries.
3.DEFINED TERMS USED IN THIS AGREEMENT. In addition to any additional terms defined above or below this Section 3, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.
“Accumulated Warrant Stock” means, in respect of an Investor, the total number of Warrant Stock issuable upon exercise of all Warrants issued to that Investor under Sections 1.2(a) and 1.2(b).
“Acquisition” means a transaction or series of transactions resulting in (a) acquisition of a business, division or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of the Company or a Subsidiary with another Person.
“Additional Closing” means each closing following the Initial Closing.
“Affiliate” means with respect to a specified Person, any other Person that directly, or indirectly through intermediaries, Controls, is Controlled by or is under common Control with the specified Person.
“Aggregate Warrant Coverage” means, as of any date of determination, (i) 159,752,771 shares, multiplied by (ii) 3.2%, multiplied by (iii) the Existing Principal Amount, and divided by (iv) $200,000,000.00.

“Amendment No. 2” means Amendment No. 2 to Secured Convertible Promissory Notes and Note Purchase Agreement dated as of March 31, 2023, by and among the Company and the Investors party thereto.
“Amendment No. 2 Effective Date” means the “Amendment Effective Date” as defined in Amendment No. 2.
“Applicable Law” means all laws, rules, regulations and governmental guidelines applicable to the Person or matter in question, including statutory law, common law and equitable principles, as well as provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.
“Asset Disposition” means a sale, lease, license, consignment, transfer or other disposition of property of an Obligor, including any disposition by Division, in connection with a sale-leaseback transaction or synthetic lease or otherwise.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.
“Bank Product” means “Bank Products” as such term is defined in the Senior Loan Agreement.
“Board” means the Board of Directors of the Company.
“Borrowed Money” of any Obligor means, without duplication, (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for property or assets; (b) Capital Lease Obligations; (c) letter of credit reimbursement obligations; and (d) guaranties of any of the foregoing owing by another Person.
“Business Day” means a weekday on which banks are open for general banking business in San Francisco, California.
“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property or assets which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (or after ASU No. 2016-02, Leases (Topic 842) applies to the Company, a finance lease) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Cash Burn” means, as of the last day of each month (each a “Test Date”), an amount equal to (a) the Unrestricted cash and Cash Equivalents of the Company and its Subsidiaries on the last day of the immediately preceding month, minus (b) an amount equal to the Unrestricted cash and Cash Equivalents of the Company and its Subsidiaries on such Test Date, in each case excluding in the determination thereof any increase in such Unrestricted cash and Cash Equivalents resulting from the incurrence of any Debt or other borrowings of Borrowed Money and proceeds from the sale or other issuance of any Equity Interests.
“Cash Equivalents” means (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the U.S. government, maturing within 12 months of the date of acquisition, (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a lender under the Senior Loan Agreement) not subject to offset rights, (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b), (d) commercial paper issued rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within twelve months of the date of acquisition, (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P, and (f) investments permitted pursuant to the Company’s investment policy as approved by the board of directors (or committee thereof) of the Company and (i) provided to the Investors prior to the Initial Closing or (ii) subsequently approved by the Required Holders.
“CEC Agreements” means (i) the grant award from the California Energy Commission, dated July 24, 2019, and the related schedules and exhibits thereto, including, without limitation, the Alternative and Renewable Fuel and Vehicle Technology Program Terms and Conditions and (ii) similar grant awards received by the Company from the California Energy Commission after the date hereof.
“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.).
“Claims” means all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after the full and indefeasible cash payment (including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding)) of the Obligations or replacement of the Collateral Agent or any Investor) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Notes, Financing Documents, information and documents delivered by the Obligors thereunder or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Financing Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Financing Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Financing Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.
“Collateral” is defined in the Security Agreement.
“Collateral Agent” is defined in the preamble to this Agreement.
“Common Stock” means the Common Stock of the Company, $0.0001 par value per share.
“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Company Intellectual Property” means Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Registered IP” has the meaning given to that term in Section 4.10(i).

“Company Software” is defined in Section 4.10(h).

“Competitor” means any of the Persons listed on Schedule C hereto.  The Company shall be entitled to update such list at the end of each fiscal quarter to include Persons which, individually or together with any of their Affiliates, directly and materially compete with the Company’s business of selling electric vehicles, and/or batteries or battery systems, and/or charging infrastructure; provided that if a merger, acquisition or other similar business combination transaction occurs after the end of the Company’s most recent fiscal quarter, and the Board determines reasonably and in good faith that the resulting entity, individually or together with any of its Affiliates, directly and materially competes with the Company’s business of selling electric vehicles, and/or batteries or battery systems, and/or charging infrastructure and related services, then the Board may update Schedule C prior to the end of the then-current fiscal quarter to include such resulting entity and/or Affiliates, as applicable, as a Competitor. In addition, any operating company that a transferring Holder knows (or should reasonably know) derived more than one hundred million Dollars ($100,000,000) in annual revenue from electric vehicle sales, and/or batteries or battery systems, and/or charging infrastructure and related services, as reported in such operating company’s most recently concluded fiscal year, shall be deemed to be a Competitor. Notwithstanding anything in this definition or Schedule C to the contrary, a Person that holds an equity interest in, or otherwise invests in or controls, a Competitor but does not itself directly and materially compete with the Company’s business shall not be deemed to be a Competitor.

“Compliance Certificate” means a certificate, in substantially the form set forth as Exhibit F or otherwise in form and substance reasonably satisfactory to the Collateral Agent.

“Contingent Obligation” means any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party to the applicable agreement giving rise to such obligation; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto; provided that (A) the amount of any take-or-pay or similar payment shall be the projected payment due for the applicable period based on such Person’s pro forma satisfaction of the underlying obligation and (B) the amount of any repurchase obligation shall be the projected payment due for the applicable period.

“Control” means possession, directly or indirectly, of the power to direct or cause direction of a Person’s management or policies, whether through the ability to exercise voting power, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall have the corresponding meaning.

“Conversion Stock” means shares of the Company’s Common Stock or Preferred Stock issuable upon conversion of the Notes.

“Convertible Debt” means Debt of the Company or any of its Subsidiaries that is convertible into common stock of the Company or any of its Subsidiaries (and cash in lieu of fractional shares).

“Cowen Initial Investor” means each Person listed on Schedule A under the title “Cowen Investor”.

“Cowen Investor” means, on any date of determination, each Cowen Party if such Person is an Investor on such date of determination.

“Cowen Party” means (a) any Cowen Initial Investor, (b) any Affiliate of any Cowen Initial Investor, (c) any separate account, fund or other investment vehicle or other Person managed and/or advised by Cowen Investment Management LLC and any of its Affiliates and (d) any Person to whom any Cowen Party makes a disposition of all or any portion of the Securities pursuant to clauses (i)(A), (i)(C) or (i)(D) of the final paragraph in Section 5.8 and in accordance with the terms hereunder and any of its Affiliates.

“CWA” means the Clean Water Act (33 U.S.C. §§1251 et seq.).

“Debt” means, as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Lease Obligations, but excluding trade payables incurred and being paid in the Ordinary Course of Business, (b) all Contingent Obligations, (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person and (d) in the case of the Company and its Subsidiaries, the Obligations and the Senior Bank Debt. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

“Debtor Relief Laws” means the Title 11 of the United States Code (11 U.S.C. §101 et seq.) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and, in each case, affecting the rights of creditors generally.
“Default” means an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.
“Designated Jurisdiction” means a country or territory that is the target of a Sanction.

“Disclosure Schedule” means Schedule B to this Agreement.

“Distribution” means, with respect to any Person, any declaration or payment of a distribution, interest or dividend on any Equity Interest of such Person; any distribution, advance or repayment of any Subordinated Debt of such Person or Debt owed to any holder of Equity Interests of such Person; or purchase, redemption, or other acquisition or retirement for value of any such Equity Interest or Debt.

“Division” means the creation of one or more new limited liability companies by means of any statutory division of a limited liability company pursuant to any applicable limited liability company act or similar statue of any jurisdiction. “Divide” shall have the corresponding meaning.

“EBITDA” has the meaning specified in the Senior Loan Agreement as amended, restated, modified or replaced from time to time.
“EEA Financial Institution” means (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Enforcement Action” means any action to enforce any Obligations or Financing Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self-help, notification of Account Debtors (as defined in the UCC), setoff or recoupment, credit bid, deed in lieu of foreclosure, action in an Insolvency Proceeding or otherwise.
“Environmental Laws” means Applicable Laws (including programs, permits and guidance promulgated by regulators) relating to public health (other than occupational safety and health regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

“Environmental Notice” means a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

“Environmental Release” means a release as defined in CERCLA or under any other Environmental Law.

“Equity Interest” means the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest, including any securities or other instruments that are (i) convertible, exchangeable or exercisable into any form of equity security or ownership interest; or (ii) give the holder any other right or option to acquire any form of equity security or ownership interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) withdrawal of an Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) complete or partial withdrawal of an Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) filing of a notice of intent to terminate, treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or institution of proceedings by the PBGC to terminate a Pension Plan; (e) determination that a Pension Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA; (f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan; (g) imposition of any liability on an Obligor or ERISA Affiliate under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; or (h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” means the occurrence of any of the following events:
(a)    The Company fails to make (i) any payment of principal when due under any Note on the applicable due date, or (ii) any other payment when due under any Note or any other Financing Document on the applicable due date and does not make such payment within five (5) Business Days of such due date;
(b)    Any representation, warranty or other written statement of an Obligor made in connection with any Financing Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;
(c)    The Company breaches or fails to perform any covenant contained in Section 7.1(a), Section 7.1(b), Section 7.1(g), Section 7.1(k), Section 7.2, or any covenant of any Security Document;
(d)    The Company breaches or fails to perform any other covenant contained in any Financing Documents, and such breach or failure is not cured within 15 days after the earlier of (i) a Senior Officer of such Obligor has knowledge thereof and (ii) receipt by the Company or any other Obligor of notice thereof from the Collateral Agent or any Investor; provided that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by any Obligor;
(e)    A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or third party denies or contests the validity or enforceability of any Financing Documents or Obligations, or the perfection or priority of any Lien with respect to the Collateral; or any Financing Document ceases to be in full force or effect for any reason (other than a waiver or release in accordance with the terms of this Agreement);
(f)    Any breach or default by the Company or any other Obligor occurs under (i) any Hedging Agreement; (ii) the Senior Loan Agreement or (iii) any instrument or agreement to which it is a party or by which it or any of its properties is bound, relating to any Debt (other than the Obligations) in excess of $5,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach; provided that if such breach or default under such Hedging Agreement, Senior Loan Agreement or other instrument or agreement related to a breach or default under a financial covenant the Company shall notify the Investors immediately in writing and if such breach or default is cured or waived under the applicable agreement and the Company notifies the Investors of such cure or waiver immediately following its occurrence and provides evidence reasonably satisfactory to the Investors of the same, the Event of Default arising therefrom shall automatically be cured and such breach or default shall not be an Event of Default hereunder, unless, prior to such cure or waiver, all or any part of the Obligations has become due and payable in accordance with Section 8.
(g)    (i) Nonmonetary judgments that could reasonably be expected to have a Material Adverse Effect or (ii) any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against the Company, $5,000,000 (net of insurance coverage therefor that has not been denied by the insurer), in each case which judgment is not stayed, released or discharged within sixty (60) days after the entry, issuance or commencement thereof;
(h)    A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $5,000,000;
(i)    The Company or any other Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; the Company or any other Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of the Company’s or such other Obligor’s business for a material period of time; any material Collateral or property of the Company or such Obligor is taken or impaired through condemnation; the Company or any other Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or the Company is not Solvent;
(j)    An Insolvency Proceeding is commenced by the Company or any other Obligor; the Company or any other Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial property of or to operate any of the business of the Company or such other Obligor; or an Insolvency Proceeding is commenced against the Company or any other Obligor and the Company or such other Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Company or such other Obligor, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding;
(k)    An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of the Company or any other Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; the Company or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under

Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan; and
(l)    the Company, any other Obligor or any of their Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Company’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material property or any Collateral.
“Excluded Equity Interests” is defined in the Security Agreement.
“Excluded Subsidiary” means (a) each Immaterial Subsidiary, and (b) (i) any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code (a “CFC”), (ii) any Subsidiary that owns no material assets other than the Equity Interests or indebtedness of one or more CFCs and/or one or more CFCHCs (a “CFCHC”) and (iii) any direct or indirect Subsidiary of any CFC or CFCHC; provided, however that, notwithstanding the foregoing, no Obligor shall be an Excluded Subsidiary.
“Existing Principal Amount” means, at any date of determination, the aggregate principal amount of the Notes purchased by all Investors pursuant to this Agreement excluding any increase thereto for PIK interest.
“Extraordinary Expenses” means all costs, expenses or advances that a Secured Party may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against the Collateral Agent, any Investor, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of the Collateral Agent’s Liens with respect to any Collateral), Financing Documents or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Secured Parties in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Financing Documents or Obligations. Such costs, expenses and advances include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.
“FATCA” means Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulator legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FLSA” means the Fair Labor Standards Act of 1938.
“Foreign Plan” means any employee benefit plan or arrangement (a) maintained or contributed to by the Company or any Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of the Company or any Subsidiary.
“GAAP” means generally accepted accounting principles in effect in the United States from time to time.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

“Governmental Authority” means any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).
“Guarantor” means each Person who executes or becomes a party to this Agreement as a guarantor pursuant to Section 7.1(i) or otherwise executes and delivers a Guaranty and each other Person that guarantees payment or performance of Obligations.
“Guaranty” means each guaranty provided under Section 10.19 hereof and each guaranty agreement guaranteeing any of the Obligations executed by a Guarantor in favor of the Investors.
“Hedging Agreement” means a “swap agreement” as defined in Bankruptcy Code Section 101(53B)(A).
“Immaterial Subsidiary” means any Subsidiary of an Obligor that, as of the date of determination, does not have (a) assets (when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 4.00% of consolidated total assets or (b) generate EBITDA for the most recent twelve month period (when combined with EBITDA generated by all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 4.00% of total EBITDA for the applicable twelve month period; provided that, as of the date of determination, no Immaterial Subsidiary shall have (x) assets in excess of 3.00% of consolidated total assets or (y) contribute EBITDA for the applicable twelve month period in excess of 3.00% of total EBITDA for the applicable twelve month period.
“Indemnitee” means the Collateral Agent, each Investor and their respective officers, directors, employees, Affiliates, agents and attorneys.

“Initial Closing Date Holders” has the meaning given to it in Section 4.4(g).
“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its property; or (c) an assignment or trust mortgage for the benefit of creditors.
“Instruments” is defined in the Security Agreement.
“Intellectual Property” is defined in the Security Agreement.
“Intellectual Property Claim” means any claim or assertion (whether in writing, by suit or otherwise) that the Company or any of its Subsidiary’s ownership, use, marketing, sale or distribution of any inventory, equipment, Intellectual Property or other property, or the conduct of the business of the Company or its Subsidiaries, violates, misappropriates or infringes another Person’s Intellectual Property or that any Company Registered IP is invalid or unenforceable.
“Intercreditor Agreement” means the Intercreditor Agreement dated as of the date hereof by and among the Collateral Agent and Bank of America and acknowledged by the Company as hereafter amended from time to time in accordance with the terms thereof.
“Investment” means an Acquisition, an acquisition of record or beneficial ownership of any Equity Interests of a Person, or an advance or capital contribution to or other investment in a Person.
“Investor” means, on any date of determination, (a) each Person listed on the Schedule of Investors attached to this Agreement as Schedule A and (b) each successor, or permitted assignee or transferee of rights and obligations under the Financing Documents, of any Person referred to in clause (a) above, in each case other than any such Person that does not hold any Notes or Warrants or any securities issued with respect to Notes or Warrants on such date of determination.
“IRS” means the United States Internal Revenue Service.
“Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual or constructive knowledge of Jack Allen, Amy Ard and JoAnn Covington after due inquiry.
“License” means any license or agreement under which an Obligor or a Subsidiary is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of property (including Intellectual Property) or any other conduct of its business.
“Lien” means a Person’s interest in property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance.
“Liquidity” means, at any time, the sum of (a) Unrestricted cash and Cash Equivalents held by the Company and its Subsidiaries in an account that is subject to the Collateral Agent’s perfected security interest plus (b) Availability (as defined in the Senior Loan Agreement as in effect on the date hereof).
“Margin Stock” is defined in Regulation U of the Board of Governors.
“Material Adverse Effect” means the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, properties or financial condition of the Obligors, taken as a whole, on the value of any material Collateral, on the enforceability of any Financing Document, or on the validity or priority of the Collateral Agent’s Liens on any Collateral; (b) materially impairs the ability of the Obligors, taken as a whole, to perform their payment obligations under the Financing Documents, including repayment of any Obligations; or (c) otherwise materially and adversely impairs the ability of the Collateral Agent or any Investor to enforce or collect any Obligations or to realize upon any Collateral.
“Material Contract” means (a) any written agreement or arrangement to which the Company or any Subsidiary is party (other than the Financing Documents) (i) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933, (ii) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect, or (iii) that relates to Debt in an aggregate amount of $7,500,000 or more and (b) the Senior Bank Debt.
“Moody’s” means Moody’s Investors Service, Inc. or any successor reasonably acceptable to the Collateral Agent.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Obligations” means all amounts, obligations, liabilities, indemnities, covenants and duties of every type and description owing by an Obligor arising out of, under, or in connection with, any Financing Documents, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) all Notes, (ii) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to an Obligor under any Financing Document. For the avoidance of doubt, the term “Obligations” shall not include the obligations of the Company under the Warrants.

“Obligor” means the Company, each Guarantor and any other Person that is liable for payment or performance of any Obligations.
“OFAC” means Office of Foreign Assets Control of the U.S. Treasury Department.
“Open Source Software” means software made available under any license that is, or is substantially similar to, a license now or in the future approved by the Open Source Initiative (including all versions of GNU GPL, GNU LGPL, GNU Affero GPL, MIT license, Eclipse Public License, Common Public License, CDDL, Mozilla Public License, Academic Free License, BSD license and Apache license) and any license under which such software or other materials are distributed or licensed as “free software,” “open source software” or any license term or condition that: (a) requires or conditions the use or distribution of such software on the disclosure, licensing, or distribution of the source code for any derivative work of such software; or (b) otherwise imposes any material limitation, restriction, or condition on the right or ability of the licensee of such software to use or distribute any derivative work of such software.
“Ordinary Course of Business” means the ordinary course of business of the Company or any Subsidiary, undertaken in good faith and consistent with Applicable Law and past practices.
“Organic Documents” means, with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

“OSHA” means the Occupational Safety and Hazard Act of 1970, as amended.
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as amended.
“Payment Items” means each check, draft or other item of payment payable to the Company, including those constituting proceeds of any Collateral.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which any Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.
“Perfection Certificate” means a perfection certificate in the form of Exhibit E, or otherwise in form and substance reasonably satisfactory to the Cowen Investors, delivered by each Obligor to the Investors pursuant to Section 6.1(l)(vii).
“Permitted Acquisition” means any Acquisition so long as (a) such Acquisition is consensual, (b) the assets, business or Person being acquired is useful or engaged in the business of the Company and Subsidiaries, (c) no Debt or Liens are assumed or incurred, except as permitted by Sections 7.2(a)(vi) and

7.2(b)(ii), (d) as of the date of such Acquisition and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing, (e) the aggregate cash consideration paid by the Obligors in connection with such Acquisition do not exceed $7,500,000, (f) the Company shall have on a pro forma basis immediately after giving effect to such Acquisition Liquidity sufficient to satisfy the “Minimum Liquidity” condition set forth in Section 7.1(k), (g) the Acquisition does not materially change the nature of the Company’s business, (h) any assets so acquired by an Obligor shall become part of the Collateral upon completion of the relevant Acquisition and any Person so acquired that becomes a Subsidiary shall become a Guarantor in accordance with Section 7.1(i) and (i) Company delivers to the Investors, (i) at least ten (10) Business Days prior to the Acquisition, copies of all material agreements relating thereto and (ii) on the date of such Acquisition, a certificate from a Senior Officer of the Company stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements.
“Permitted Asset Disposition” means as long as no Default or Event of Default has occurred and is continuing, an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business, (b) a disposition or series of dispositions of assets that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $3,000,000 or less, (c) a disposition of inventory that is obsolete, unmerchantable or otherwise unsalable or a disposition of equipment that is obsolete or not necessary for operations in the Ordinary Course of Business, (d) termination of a lease of real or personal property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default, (e) dispositions resulting from any casualty or other insured damage to, or any taking under any power of eminent domain or by condemnation or similar proceedings of, any property of any Obligor or any Subsidiary, (f) any transactions permitted by Sections 7.2(b), 7.2(c), 7.2(d), 7.2(f), 7.2(g), 7.2(h), each to the extent deemed an Asset Disposition, (g) non-exclusive licensing agreement for Intellectual Property, leases, or subleases, in each case in the Ordinary Course of Business, or (h) approved in writing by the Collateral Agent.
“Permitted Contingent Obligations” means Contingent Obligations (a) arising from endorsements of checks, drafts or other items of payment for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements; (c) existing on the date hereof, and any extension or renewal thereof so long as such extension or renewal is a Permitted Refinancing; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of equipment permitted hereunder; (f) incurred in respect of take-or-pay obligations contained in supply arrangements and repurchase obligations under commercial contracts, in each case, in the Ordinary Course of Business; (g) arising under this Agreement or the Notes; and (h) otherwise not permitted in an aggregate amount not to exceed $2,000,000.
“Permitted Purchase Money Debt” means Purchase Money Debt of Company and its Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $10,000,000.
“Permitted Refinancing” means, with respect to any existing Debt, any extensions, renewals and replacements of such existing Debt; provided that such extension, renewal or replacement (a) shall not increase the outstanding principal amount of such Debt (other than by the amount of premiums paid thereon, any paid-in-kind or other capitalized interest and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto), (b) shall not have a final maturity sooner than, or a weighted average life less than the Debt being extended, renewed or refinanced, (c) shall be subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced, (d) shall contain representations, covenants and defaults that are no less favorable to the Company and its Subsidiaries than those applicable to the Debt being extended, renewed or refinanced, (e) no additional Lien is granted to secure it, (f) no additional Person is obligated on such Debt, and (g) upon giving effect to it, no Default or Event of Default exists.
“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of an Obligor or ERISA Affiliate, or to which an Obligor or ERISA Affiliate is required to contribute on behalf of its employees.
“Preferred Stock” means any preferred stock of the Company.
“Properly Contested” means with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or an Obligor’s liability to pay, (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued, (c) appropriate reserves have been established in accordance with GAAP, (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of an Obligor, (e) no Lien (other than a Permitted Lien) is imposed on assets of an Obligor, unless bonded and stayed to the satisfaction of Collateral Agent, and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.
“Purchase Money Debt” means (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets, (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof, and (c) any renewals, extensions or refinancings (but not increases) thereof.
“Purchase Money Lien” means a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease Obligation or a purchase money security interest under the UCC.
“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901-6992k).
“Real Estate” means all right, title and interest (whether as owner, lessor or lessee) in any real property or any buildings, structures, parking areas or other improvements thereon.
“Refinancing” means the repayment in full of all principal, accrued and unpaid interest, fees premiums, if any, and other amounts outstanding under the Hercules Facility (other than contingent obligations not then due and payable and that by their terms survive the termination thereof), the termination of all commitments to extend credit under the Hercules Facility and the termination or release, as applicable, of any guarantees and security interests to secure the obligations thereunder.
“Required Holders” has the meaning given to that term in Section 10.11.
“Restated Certificate” means the Restated Certificate of Incorporation of the Company, as amended from time to time.
“Restricted” means, when referring to cash or Cash Equivalents of the Company and its Subsidiaries, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on the consolidated balance sheet of the Company, (b) are subject to any Lien in favor of any Person or (c) are not otherwise generally available for use by such Person or any Subsidiary of such Person so long as such Subsidiary is not prohibited by applicable law, contractual obligation or otherwise from transferring such cash or Cash Equivalents to the Company.
“Reportable Event” means any event set forth in Section 4043(c) of ERISA, other than an event for which the 30-day notice period has been waived.
“Restrictive Agreement” means an agreement (other than a Financing Document or the Senior Loan Agreement) that conditions or restricts the right of the Company or its Subsidiaries or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor thereto.
“Sanction” means any sanction administered or enforced by the U.S. government (including OFAC), United Nations Security Council, European Union, U.K. government or other applicable sanctions authority.
“Secured Parties” is defined in the Security Agreement.
“Securities” is defined in the Security Agreement.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.
“Security Agreement” means the Security Agreement, dated as of the date hereof, executed in favor of the Secured Parties, by the Company, in substantially the form attached as Exhibit C, as amended, modified or replaced from time to time.
“Security Documents” means, collectively, the Security Agreement, and each other security document, pledge agreement, landlord access and waiver agreement, collateral access agreement, control agreement or financing statement required or recommended to grant or perfect Liens in favor of the Secured Parties.
“Senior Bank Debt” means “First Lien Debt” as such term is defined in the Senior Loan Agreement.
“Senior Loan Agreement” shall mean (i) that certain Loan, Guaranty and Security Agreement dated May 8, 2019 by and among the Company, Bank of America, N.A., a national banking association (“Bank of America”), and the Lenders (as defined therein) party thereto, as it may be amended, restated, supplemented or otherwise modified from time to time as permitted by the terms of the Intercreditor Agreement (the “BofA Loan Agreement”) or (ii) if the BofA Loan Agreement is terminated, refinanced or replaced, such other agreement (the “Refinanced Senior Loan Agreement”) from time to time, by and among the Company and other banks or other lending institutions regularly engaged in the business of lending money (excluding venture capital, private equity or similar institutions and their affiliates, which sometimes engage in lending activities but which are primarily engaged in investments in equity securities) and the other parties party thereto; but only if the terms, conditions and borrowing availability under the Refinanced Senior Loan Agreement is substantially similar to the BofA Loan Agreement and in each case would have been permitted by the terms of the Intercreditor Agreement if it were effected by an amendment to the BofA Loan Agreement.
“Senior Officer” means the chairman of the board, president, chief executive officer or chief financial officer of the Company.
“Series 1 Preferred Stock” has the meaning set forth in the Restated Certificate.
“Series 2 Preferred Stock” has the meaning set forth in the Restated Certificate.
“Series 3 Preferred Stock” has the meaning set forth in the Restated Certificate.
“Series 4 Preferred Stock” has the meaning set forth in the Restated Certificate.
“Series 5 Preferred Stock” has the meaning set forth in the Restated Certificate.
“Series 6 Preferred Stock” has the meaning set forth in the Restated Certificate.
“Series 7 Preferred Stock” has the meaning set forth in the Restated Certificate.
“Series 8 Preferred Stock” has the meaning set forth in the Restated Certificate.

“Shrink Wrap Software” has the meaning given to that term in Section 4.10(e).
“Side Letter” means that certain side letter agreement delivered by the Company pursuant to Section 6.1(g).
“Solvent” means as to any Person, such Person (a) owns property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Financing Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.
“Subsidiary” means any entity at least 50% of whose voting securities or Equity Interests are owned by the Company or combination of the Company and its Subsidiaries (including indirect ownership through other entities in which the Company directly or indirectly owns 50% of the voting securities or Equity Interests). Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Subordinated Debt” means Debt incurred by the Company or any Subsidiary that is subordinate and/or junior in right of payment to full payment of all Obligations.
“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“UCC” means the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.
“Unrestricted” means, when referring to cash or Cash Equivalents, that such cash or Cash Equivalents are not Restricted.
“Upstream Payment” means a Distribution by a Subsidiary of an Obligor to such Obligor.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
4.REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Each Obligor hereby represents and warrants to each Investor that the statements in the following paragraphs of this Section 4 are all true and complete as of and after giving effect to (a) the Initial Closing, and (b) each Additional Closing. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 4, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 4 to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections.
4.1Organization and Qualification. Each Obligor and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

Each Obligor and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Obligor is an EEA Financial Institution.
4.2Authorization. Each Obligor is duly authorized to execute, deliver and perform its Financing Documents. The execution, delivery and performance of the Financing Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require imposition of a Lien (other than Permitted Liens) on any Obligor’s property.
4.3Enforceability. The Financing Documents, when executed and delivered by any Obligor, shall constitute legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.
4.4Capitalization. The authorized equity capital of the Company consists, immediately prior to the Initial Closing (unless otherwise noted), of the following.
(a)175,100,000 shares of Common Stock (i) 4,853,117 shares of which are issued and outstanding immediately prior to the Initial Closing; (ii) 27,476,120 shares of which are issuable on conversion of shares of the Series 1 Preferred Stock, (iii) 6,221,569 shares of which are issuable on conversion of shares of the Series 2 Preferred Stock, (iv) 7,957,958 shares of which are issuable on conversion of shares of the Series 3 Preferred Stock, (v) 8,682,155 shares of which are issuable on conversion of shares of the Series 4 Preferred Stock, (vi) 28,391,526 shares of which are issuable on conversion of shares of the Series 5 Preferred Stock, (vii) 14,440,784 shares of which are issuable on conversion of shares of the Series 6 Preferred Stock, (viii) 23,749,620 shares of which are issuable on conversion of shares of the Series 7 Preferred Stock and (ix) 12,576,907 shares of which are issuable on conversion of shares of the Series 8 Preferred Stock. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in material compliance with all applicable federal and state securities laws.
(b)129,572,982 shares of Preferred Stock, 27,567,694 of which are designated as Series 1 Preferred Stock, 27,476,120 of which are issued and outstanding, 6,069,073 of which are designated as Series 2 Preferred Stock, all of which are issued and outstanding, 7,617,704 of which are designated as Series 3 Preferred Stock, all of which are issued and outstanding, 9,159,674 of which are designated as Series 4 Preferred Stock, 8,682,155 of which are issued and outstanding, 28,391,526 of which are designated as Series 5 Preferred Stock, all of which are issued and outstanding, 14,440,784 of which are designated as Series 6 Preferred Stock, all of which are issued and outstanding, 23,749,620 of which are designated as Series 7 Preferred Stock, all of which are issued or outstanding and 12,576,907 of which are designated as Series 8 Preferred Stock, all of which are issued or outstanding immediately prior to the Initial Closing. None of the rights, preferences and powers of, or the restrictions on, the Preferred Stock set forth in the Restated Certificate are prohibited by the General Corporation Law of the State of Delaware. Upon the Initial Closing, each outstanding share of Series 1 Preferred Stock will initially be convertible into one (1) share of Common Stock, each outstanding share of Series 2 Preferred Stock will initially be convertible into 1.02513 shares of Common Stock, each outstanding share of Series 3 Preferred stock will initially be convertible into 1.04467 shares of Common Stock, each outstanding share of Series 4 Preferred Stock will initially be convertible into one (1) share of Common Stock, each outstanding share of Series 5 Preferred Stock will initially be convertible into one (1) share of Common Stock, each outstanding share of Series 6 Preferred Stock will initially be convertible into one (1) share of Common Stock, each outstanding share of Series 7 Preferred Stock will initially be convertible into one (1) share of Common Stock and each outstanding share of Series 8 Preferred Stock will initially be convertible into one (1) share of Common Stock.

(c)31,994,478 shares of Common Stock are reserved for issuance to officers, directors, employees and consultants of the Company pursuant to the Company’s 2010 Equity Incentive Plan duly adopted by the Board and approved by the Company stockholders (the “Stock Plan”). Of such shares of Common Stock reserved under the Stock Plan as of the Initial Closing, options to purchase 23,820,542 shares have been granted and are currently outstanding, 3,682,956 shares have been issued pursuant to the exercise of options, and 4,490,980 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Company has furnished to the Investors (or their counsel(s)) complete and accurate copies of the Stock Plan and forms of agreements used thereunder.
(d)Warrants to purchase 91,574 shares of Series 1 Preferred Stock are issued and outstanding, warrants to purchase 117,630 shares of Common Stock are issued and outstanding and warrants to purchase 477,519 shares of Series 4 Preferred Stock are issued and outstanding. There are no outstanding preemptive rights, options, warrants, conversion privileges or rights (including but not limited to rights of first refusal or similar rights), orally or in writing, to purchase or acquire any securities from the Company including, without limitation, any shares of Common Stock, or Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Preferred Stock, except for (i) the conversion privileges of the Notes to be issued under this Agreement, (ii) the rights provided in Section 4 of the Company’s Eighth Amended and Restated Investors’ Rights Agreement, dated August 2, 2019 (the “Investors’ Rights Agreement”), (iii) the securities and rights described in Section 4.4(c) and 4.4(d) the securities and rights described in the first sentence of this Section 4.4(d). All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options issued under the Stock Plan are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than 180 days following the initial public offering of securities of the Company pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act commencing with the initial public offering of the Company’s securities. Except as set forth in Article 4 of the Restated Certificate and in Section 4 of the Investors’ Rights Agreement, no Person has been granted full ratchet, formula adjustment, or any other type of, protection against dilution of their ownership interest in the Company. No Person (A) has been granted rights to require the Company to repurchase any of the Company’s securities, (B) has been granted rights to receive the same or better rights in connection with any ownership interest in the Company as any other Person may receive either pursuant to this Agreement or at any time hereafter or (C) have been granted rights of redemption by the Company.
(e)To the Company’s knowledge, all elections and notices under Section 83(b) of the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated by the IRS thereunder (the “Code”) have been or will be timely filed by all individuals who have acquired unvested shares of Common Stock.
(f)None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as may be set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.
(g)Section 4.4(g) to the Disclosure Schedule is a complete list of all stockholders, option holders, warrant holders, convertible note holders and other security holders of the Company as of the date of the Initial Closing (the “Initial Closing Date Holders”), including the type and number of securities held by each such holder.
(h)The Company has obtained valid waivers of any rights by other parties to purchase any of the Notes or Conversion Stock and all such waivers are in full force and effect.
4.5Subsidiaries. As of the date hereof, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture,

limited liability company, association, or other business entity. As of the date hereof, the Company is not a participant in any joint venture, partnership or similar arrangement.
4.6Valid Issuance of Notes. Based in part on the accuracy of the representations of the Investors in Section 4 of this Agreement and subject to the filings described in Section 4.7 below, the offer, sale and issuance of the Notes to be issued pursuant to and in conformity with the terms of this Agreement and the issuance of the Conversion Stock, if any, to be issued upon conversion thereof pursuant to the terms of the Notes, will be issued in compliance with all applicable federal and state securities laws. The Company shall, before the conversion of the Notes, authorize and reserve for issuance the Conversion Stock sufficient in number to permit such conversion. Assuming such authorization, the Conversion Stock, when issued, sold and delivered in accordance with the terms of this Agreement and the Notes for the consideration provided for herein and therein, will be duly and validly issued, fully paid and nonassessable. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable.
4.7Governmental Approvals and Filings. Each Obligor and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its properties, except as would not reasonably be expected to result in a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Obligors and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. Based in part on the accuracy of the representations made by the Investors in Section 5 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of any Obligor in connection with any Obligor’s, valid execution, delivery and performance of the Financing Documents except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.
4.8Title to Properties; Perfection of Liens. Each Obligor and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal property, including all property reflected in any financial statements delivered to the Collateral Agent or the Investors, in each case free of Liens except Permitted Liens. To the extent constituting Collateral, no Real Estate is located in a special flood hazard zone, except as disclosed to the Investors. Each Obligor and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its properties, other than Permitted Liens. All Liens of the Collateral Agent in the Collateral are (or upon the completion of the applicable filings by the Collateral Agent, will be) duly perfected first priority Liens, subject only to Permitted Liens (and subject to the terms of the Intercreditor Agreement).
4.9Litigation. Except as shown on Section 4.9 of the Disclosure Schedule, there are no proceedings or investigations pending or, to any Obligor’s knowledge, threatened against any Obligor or Subsidiary, or any of their businesses, operations, properties or financial condition, that (a) relate to any Financing Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Obligor or Subsidiary. Except as set out in Section 4.9 of the Disclosure Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $500,000). Except as where such default would not reasonably be expected to have a Material Adverse Effect, no Obligor or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.
4.10Intellectual Property.
(a)Each Obligor and the Subsidiaries own or have the lawful right to use all Intellectual Property necessary for the conduct of its business, without violation, misappropriation or infringement of any Intellectual Property of others. The Company’s and its Subsidiaries’ manufacturing, marketing and sale of its products and services does not violate or infringe any rights to Intellectual

Property of any other Person, except that with respect to third-party patents, patent applications, trademarks, trademark applications, service marks, or service mark applications, the foregoing representation is made to the Company’s knowledge only. To the Company’s knowledge, no product or service proposed by the Company or any of its Subsidiaries to be marketed or sold violates or infringes any Intellectual Property of a third party. Neither the Company nor any of its Subsidiaries has received any written communications alleging that the Company or any of its Subsidiaries has violated or, by conducting its business, would violate any of the Intellectual Property of any other Person.
(b)There is no pending or, to the Company’s knowledge, threatened material Intellectual Property Claim with respect to any Obligor, any Subsidiary or any of their property (including any Intellectual Property), and to the Company’s knowledge there has been no unresolved material Intellectual Property Claim in the past.
(c)The Company or its Subsidiaries exclusively own all Company Intellectual Property free and clear of all Liens other than Permitted Liens.
(d)Section 4.10(d) of the Disclosure Schedule lists all (i) government funding; (ii) facilities or resources of a university, college, other educational institution or research center; and (iii) funding from any Person (other than funds received in consideration for the Company’s capital stock or convertible securities) used in the development of the Company Intellectual Property. Except as set forth in Section 4.10(d) of the Disclosure Schedule, no governmental entity, university, college, other educational institution or research center has any ownership or other right in or to any Company Intellectual Property. To the Company’s knowledge, no current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries, who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for any government, university, college or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries.
(e)Except as disclosed on Section 4.10(e) of the Disclosure Schedule and other than license agreements for commercially available off-the-shelf software that is generally available to the public (“Shrink Wrap Software”), as of the date hereof, no Obligor or Subsidiary pays or owes any royalty or other compensation to any Person with respect to any Intellectual Property.
(f)Other than with respect to Shrink Wrap Software, Section 4.10(f) of the Disclosure Schedule sets forth all material agreements under which the Company or any of its Subsidiaries has received rights to a third party’s Intellectual Property.
(g)Section 4.10(g) of the Disclosure Schedule sets forth all Intellectual Property Licenses under which the Company or any of its Subsidiaries licensed, sublicensed, transferred, assigned or granted to another Person any option or right with respect to any Company Intellectual Property (excluding any non-exclusive license granted to customers or suppliers that is incidental to the product being transferred or acquired).
(h)Except as disclosed on Section 4.10(h) of the Disclosure Schedule, the Company and each of its Subsidiaries is and have been in compliance with all licenses for all Open Source Software incorporated into or distributed or used with any software owned or purported to be owned by the Company or any of its Subsidiaries ("Company Software") or otherwise used in connection with the business of the Company or any of its Subsidiaries. Except as disclosed on Section 4.10(h) of the Disclosure Schedule, no Company Software contains, is combined with, is derived from, is distributed with or is being or was developed using Open Source Software in a manner that, or using Open Source Software that is licensed under any term that: (A) imposes or could impose a requirement or condition that the Company or its Subsidiary grant a license under its patent rights or that any Company Software: (1) be disclosed or distributed in source code form; (2) be licensed for the purpose of making modifications or derivative works; or (3) be redistributable at no charge; or (B) otherwise imposes or could impose any other material limitation, restriction, or condition on the right or ability of the Company or its Subsidiary to use or distribute any such Company Software.

(i)All Intellectual Property owned or exclusively licensed by, or otherwise subject to any exclusive interests of, any Obligor or Subsidiary as of the date hereof, that is registered (or applied for) with or issued by a governmental entity or domain name registrar (“Company Registered IP”) is shown on Section 4.10(i) of the Disclosure Schedule.
(j)The Company and each Subsidiary has taken reasonable measures to protect the secrecy, confidentiality and value of all trade secrets and other confidential information used in their respective businesses, including the source code for the Company Software.
(k)To the Company’s knowledge, each current and former employee, consultant and officer of the Company and its Subsidiaries has executed an agreement with the Company or such Subsidiary regarding confidentiality, proprietary information, and non-solicitation substantially in the form or forms delivered to the counsel for the Investors. Except as disclosed on Section 4.10(k) of the Disclosure Schedule, no current or former employee or consultant has excluded works or inventions from his or her assignment of inventions pursuant to such agreement. To the Company’s knowledge, no such employees or consultants is in violation thereof.
4.11Financial Statements; Solvency. The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholders equity, of Obligors and Subsidiaries that have been and are hereafter delivered to the Collateral Agent and the Investors, are prepared in accordance with GAAP, and fairly present in all material respects the financial positions and results of operations of the Obligors and the Subsidiaries at the dates and for the periods indicated and, for unaudited financial statements, subject to normal yearend adjustments and the absence of footnotes. All projections delivered from time to time to the Collateral Agent and the Investors have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time. Since December 31, 2019, there has been no change in the condition or otherwise of any Obligor or Subsidiary that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to Collateral Agent or Investors at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement when taken as a whole not materially misleading. It being understood that (a) projections are by their nature subject to significant uncertainties and contingencies, many of which are beyond the Obligor’s control, (b) actual results may differ materially from the projections and such variations may be material, (c) the projections are not a guarantee of performance, and (d) the financial statements for the month ended June 30, 2020 delivered to the Collateral Agent and the Investors are subject to adjustment and correction in the Ordinary Course of Business. The Obligors and their Subsidiaries are Solvent on a consolidated basis.
4.12Surety Obligations. No Obligor or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.
4.13Compliance with Laws. Each Obligor and Subsidiary has duly complied, and its properties and business operations are in compliance in all material respects with all Applicable Law, except (other than with respect to Sanctions, anti-money laundering and anti-terrorism laws and regulations) where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Obligor or Subsidiary under any Applicable Law, except where noncompliance would not reasonably be expected to result in a Material Adverse Effect. No inventory has been produced in violation of the FLSA.
4.14Compliance with Environmental Laws. Except as disclosed in Section 4.14 of the Disclosure Schedule or as would not reasonably be expected to result in a Material Adverse Effect, no Obligor’s or Subsidiary’s past or present operations, Real Estate or other properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. No Obligor or Subsidiary has received any Environmental Notice that would reasonably be expected to result in a Material Adverse Effect. No Obligor or Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it that would reasonably be expected to result in a Material Adverse Effect.

4.15Burdensome Contracts. No Obligor or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Obligor or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Section 4.15 of the Disclosure Schedule. No such Restrictive Agreement prohibits the execution, delivery or performance of any Financing Document by any Obligor.
4.16No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Obligor or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money in excess of $1,000,000. There is no basis upon which any party (other than any Obligor or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.
4.17Taxes. Each Obligor and Subsidiary has timely filed all federal, state and material local tax returns and other reports that it is required by law to file, and all such tax returns are true, correct and complete in all material respects. Each Obligor and Subsidiary has timely paid, or made provision in accordance with GAAP for the payment of, all Taxes upon it, its income, its assets and its properties that are due and payable, except to the extent being Properly Contested, and except for unpaid Taxes that are not material in amount and for which no Lien attaches. The provision for Taxes on the books of each Obligor and Subsidiary is adequate in all material respects for all years not closed by applicable statutes, and for its current fiscal year.
4.18ERISA. Except as disclosed in Section 4.18 of the Disclosure Schedule:
(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Obligors, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has met all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.
(b)There are no pending or, to the knowledge of Obligors, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.
(c)(A) No ERISA Event has occurred or is reasonably expected to occur; (B) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%; and no Obligor or ERISA Affiliate knows of any reason that such percentage could reasonably be expected to drop below 60%; (C) no Obligor or ERISA Affiliate has incurred any liability to the PBGC except for the payment of premiums, and no premium payments are due and unpaid; (D) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (E) no Pension Plan has been terminated by its plan administrator or the PBGC, and no fact or circumstance exists that could reasonably be expected to cause the PBGC to institute proceedings to terminate a Pension Plan; and
(d)With respect to any Foreign Plan, (A) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (B) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (C) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.
(e)The Company represents and warrants as of the date hereof that the Company is not and will not be (i) an employee benefit plan subject to Title I of the ERISA, (ii) a plan or account subject to Section 4975 of the Code; (iii) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; (iv) a “governmental plan” within the meaning of ERISA or (v) using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Notes.
4.19Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Obligor or Subsidiary and any material customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of any Obligor or Subsidiaries, taken as a whole. There exists no condition or circumstance that could reasonably be expected to materially and adversely impair the ability of any Obligor or Subsidiaries to conduct its business at any time hereafter in substantially the same manner as conducted on the date hereof.
4.20Labor Relations. Except as described on Section 4.20 of the Disclosure Schedule, no Obligor or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement. There are no material grievances, disputes or controversies with any union or other organization of any Obligor’s or Subsidiary’s employees, or, to the Obligor’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.
4.21Not a Regulated Entity. No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.
4.22Margin Stock. No Obligor or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Note proceeds will be used by the Company to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.
4.23OFAC. No Obligor or Subsidiary, or any director, officer, employee, agent, affiliate or representative thereof, is or is owned or controlled by any individual or entity that is currently the target of any Sanction or is located, organized or resident in a Designated Jurisdiction
4.24Brokers. No Obligor is required to pay any brokerage commission, finder’s fees or investment banking fees payable in connection with issuance of the Notes.
4.25Disclosure.
(a)The Obligors have made available to the Investors all the information reasonably available to the Obligors that the Investors have requested in writing for deciding whether to acquire the Notes (including all due diligence requests of the Investors and/or their counsel(s)). Such information includes certain of the Obligor’s projections describing its proposed business plan. Such business plan was prepared in good faith; however, the Obligors do not warrant that they will achieve any results projected therein.
(b)None of the representations or warranties of the Obligors contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate or other written information furnished or to be furnished to Investors at the Initial Closing and any Additional Closing, when taken as a whole, contain any untrue statement of a material fact or to the Company’s knowledge omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. No Financing Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which it was made or deemed made. There is no fact or circumstance that any Obligor has failed to disclose to the Investors in writing that could reasonably be expected to have a Material Adverse Effect. It is understood that this representation is qualified by the fact that the Company has not delivered to the Investors, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.
4.26Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its securities (whether currently outstanding or to be issued in the future). To the Company’s knowledge, except as contemplated in the Company’s Ninth Amended and Restated Voting Agreement among the Company and certain stockholders of the Company, dated August 2, 2019, as may be amended from time to time, no stockholder of the Company has entered into any agreement with respect to the voting of capital shares of the Company.
4.27Stock Restriction Agreements. Each person who, pursuant to any benefit, bonus or incentive plan of the Company, holds any currently outstanding shares of common stock or other securities of the Company or any option, warrant or right to acquire such shares or other securities, has entered into or is otherwise bound by, an agreement granting the Company (a) the right to repurchase the shares for the original purchase price, or to cancel the option, warrant or right, in the event the holder’s employment or services with the Company terminate for any reason, subject to release of such repurchase or cancellation right on terms and conditions specified by the Board, and (b) a right of first refusal with respect to all such shares. The Company has made available to special counsel to the Investors true and complete copies of the forms of all such stock restriction agreements.
5.REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS. Each Investor hereby, severally and not jointly, represents and warrants to, and agrees with the Obligors as follows.
5.1Authorization. This Agreement constitutes, and the other Financing Documents which constitute agreements of the Investor when executed and delivered by the Investor will constitute, such Investor’s valid and legally binding obligations, enforceable against such Investor in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) the effect of rules of law governing the availability of equitable remedies. Each Investor represents and warrants to the Obligors that such Investor has full power and authority to enter into this Agreement.
5.2Purchase for Own Account. The Notes and the Conversion Stock and any shares of capital stock issued upon conversion thereof (collectively, the “Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.
5.3No Solicitation. At no time was such Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.
5.4Disclosure of Information. Such Investor has received or has had full access to all the information such Investor considers necessary or appropriate to make an informed investment decision with respect to the Securities. Such Investor further has had an opportunity to ask questions and receive answers from the Obligors regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Obligors possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Obligors in Section 4.

5.5Investment Experience. Such Investor understands that the purchase of the Securities involves substantial risk. Such Investor has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor’s investment in the Securities. Such Investor either: (1) has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Securities and protecting such Investor’s own interests in connection with this investment in the Securities; or (2) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Investor to be aware of the character, business acumen and financial circumstances of such persons.
5.6Accredited Investor Status. Such Investor is familiar with the definition of, and qualifies as, an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. Such Investor represents that, if the Investor beneficially owns 20% or more of the Company’s outstanding voting equity securities, neither such Investor, nor any person or entity with whom such Investor shares beneficial ownership of Company securities and who would be deemed to beneficially own 20% or more of the Company’s outstanding voting equity securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act except as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) is applicable.
5.7Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the Securities Act and Rule 144 promulgated thereunder (“Rule 144”) since they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder the Securities may be resold without registration under the Securities Act only in certain limited circumstances. Investor further understands that the Company is under no obligation to register the Securities, and the Company has no present plans to do so. Furthermore, such Investor is familiar with Rule 144, as presently in effect, and understands the limitations imposed thereby and by the Securities Act on resale of the Securities without such registration. Such Investor understands that, whether or not the Securities may be resold in the future without registration under the Securities Act, no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.
5.8Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:
(a)there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such effective registration statement; or
(b)such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and, at the expense of such Investor or its transferee, with an opinion of counsel reasonably satisfactory in form and substance to the Company that such disposition will not require registration of such Securities under the Securities Act.
Notwithstanding the provisions of clauses (a) and (b) of this Section 5.8, no such registration statement or opinion of counsel shall be required for any transfer: (i) of any Securities in compliance with Rule 144 or Rule 144A promulgated under the Securities Act when the Company is promptly provided evidence of such compliance (ii) of any Securities for no consideration by an Investor that is a partnership, a limited liability company or a corporation to (A) a general or limited partner of such partnership, members of such limited liability company or stockholders of such corporation, (B) an Affiliate of such partnership, limited liability company or corporation, (C) a retired partner of such partnership who retires after the date hereof, (D) the estate of any deceased partner of such partnership or deceased stockholders of such corporation or deceased members of such limited liability company; or (iii) by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 5 to the same extent as if the transferee had been an original Investor hereunder.

5.9“MARKET STAND-OFF” AGREEMENT. Each of the Notes contains a market standoff provision prohibiting the Investors from selling the Company’s securities subsequent to certain registered offerings of the Company’s capital stock. The market stand-off agreements are binding upon such Investors and their transferees.
5.10Legends. Such Investor understands and agrees that the certificates evidencing the Securities will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, the Company’s Certificate of Incorporation or Bylaws, Section 5.8 of this Agreement, or any other agreement between the Company and such Investor:
(a)THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.
(b)    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.
(c)    Any legend required by the laws of the State of the Company’s formation, or any State securities laws.
The legend set forth in (a) above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company, that either (i) a registration statement under the Securities Act is at that time in effect with respect to the legended security or (ii) such security can be freely transferred in a public sale (other than pursuant to Rule 144, Rule 144A or Rule 145 promulgated under the Securities Act) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities.
6.CONDITIONS TO CLOSING.
6.1Conditions to Investors’ Obligations. The obligations of each Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before each Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent to such waiver, which consent may only be given by written communication to the Company, or its counsel:
(a)each of the representations and warranties of the Company and any other Obligor contained in Section 4 and in any other Financing Document shall be true and complete on and as of such Closing after giving effect thereto and as if made on and as of the date of the relevant Closing.
(b)the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement and the other Financing Documents that are required to be performed or complied with by it on or before the relevant Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.
(c)the Company shall have delivered to each Investor at the relevant Closing a certificate signed on its behalf by its President, Chief Executive Officer or Chief Financial Officer certifying that (i) the conditions specified in Sections 6.1(a) and (b) have been fulfilled, (ii) the Company and its Subsidiaries are Solvent on a consolidated basis; and (iii) no Default or Event of Default exists.
(d)the Company shall have executed and delivered to each Investor a Note, in the form attached hereto as Exhibit A, evidencing the Company’s Debt to such Investor in the amount set forth next to such Investor’s name in Schedule A, as updated to reflect the principal amount of Notes to be sold to such Investor at such Closing.
(e)The Collateral Agent and Bank of America shall have executed and delivered the Intercreditor Agreement.
(f)The Company shall have executed and delivered the Security Agreement and this Agreement and acknowledged the Intercreditor Agreement.
(g)The Company shall have executed and delivered to the Cowen Investors that certain side letter agreement between the Company and the Cowen Initial Investors.
(h)The Company shall have executed and delivered to the Collateral Agent short form intellectual property security agreements for filing with the United States Copyright Office and the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, in each case in the form set forth on Exhibit D.
(i)Upon the reasonable request of any Investor made at least five (5) Business Days prior to the relevant Closing, the Company shall have provided to such Investor, and such Investor shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least 5 days prior to the relevant Closing.
(j)[Reserved].
(k)Prior to or substantially concurrently with the occurrence of the Initial Closing, the Refinancing shall have been consummated and the Investors shall have received, in form and substance satisfactory to the Investors, a payoff letter and other lien release documentation for the Hercules Facility which confirms the Refinancing.
(l)On or prior to Initial Closing:
(i)the Investors shall have received in a form suitable for filing all filings, documents or recordations necessary to perfect the Collateral Agent’s Liens in the Collateral, as well as UCC and Lien searches and other evidence reasonably satisfactory to the Investors that such Liens are the only Liens upon the Collateral, except Permitted Liens;
(ii)the Investors shall have received a certificate of a duly authorized officer of each Obligor, certifying (A) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (B) that an attached copy of resolutions authorizing execution and delivery of the Financing Documents to which it is a party is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to the Financing Documents; and (C) to the title, name and signature of each Person authorized to sign the applicable Financing Documents. The Investors may conclusively rely on this certificate until they are otherwise notified by the applicable Obligor in writing;

(iii)the Investors shall have received a written opinion of Fenwick & West LLP in form and substance reasonably satisfactory to the Investors;
(iv)the Investors shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. The Investors shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and such Obligor’s headquarters or principal place of business;
(v)the Company shall have paid all fees and expenses to be paid to the Investors and the Collateral Agent on the date of Initial Closing;
(vi)the Investors shall have received (i) certificates of insurance for the insurance policies carried by the Obligors to (x) all “All Risk” policies (including, without limitation, business interruption policies to the extent maintained by any Obligor from time to time) naming the Collateral Agent, on behalf of the Secured Parties, as loss payee, and (y) all general liability policies naming the Collateral Agent, the Investors and the other Secured Parties as additional insureds, and (ii) legends providing that no cancellation, material reduction in amount or material change in insurance coverage thereof shall be effective until at least twenty (20) days (or ten (10) days with respect to failing to pay premiums) after receipt by the Collateral Agent of written notice thereof; and
(vii)the Investors shall have received a Perfection Certificate by, and in respect of, each Obligor.
6.2Condition to Company’s Obligations. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before each Closing of the following conditions by such Investor:
(a)Each of the representations and warranties of such Investor contained in Section 5 shall be true and complete on and as of the relevant Closing after giving effect thereto and as if made on and as of the date of the relevant Closing.
(b)Such Investor shall have executed and delivered counterpart signature pages to this Agreement and shall have acknowledged its Note.
(c)Such Investor shall have executed and delivered a validly completed IRS Form W-8BEN/W-8BEN-E, IRS Form W-9 or similar form.

7.COVENANTS.
7.1Affirmative Covenants. For so long as the Notes are outstanding, the Company will:
(a)Financial Statements and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to the Investors holding outstanding Notes:
(i)as soon as available, and in any event within 120 days after the close of each fiscal year, balance sheets as of the end of such fiscal year and the related statements of income, cash flow and shareholders equity for such fiscal year, on consolidated and consolidating bases for Obligors and Subsidiaries, which consolidated statements shall be audited and certified (without qualification (or similar notation) as to (x) scope or (y) except in the case of the financial statements for each of the fiscal years ending December 31, 2022 and December 31, 2023, going concern (it being understood that any qualification with respect to the stated maturity date of the Notes or the Senior Bank Debt is permissible)) by a firm of independent certified public accountants of recognized standing selected by Obligors, and shall set forth in comparative form corresponding figures for the preceding fiscal year and other information acceptable to the Collateral Agent;
(ii)as soon as available, and in any event within 30 days after the end of each month, unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the fiscal year then elapsed, on consolidated and consolidating bases for Obligors and Subsidiaries, setting forth in comparative form corresponding figures for the preceding fiscal year and certified by the chief financial officer or other Senior Officer of the Company as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;
(iii)concurrently with delivery of financial statements under clauses (i) and (ii) above, or more frequently if requested by the Collateral Agent during the continuance of a Default or Event of Default, a Compliance Certificate executed by the chief financial officer or other Senior Officer of the Company;
(iv)concurrently with delivery of financial statements under clause (i) above, copies of all management letters and other material reports submitted to Obligors by their accountants in connection with such financial statements;
(v)not later than 45 days after the commencement of each fiscal quarter, a certificate of a Senior Officer listing (A) all applications filed or acquired by the Company for copyrights, patents or trademarks since the date of the prior certificate (or, in the case of the first such certificate, since the date hereof), (B) all acquired registrations or issuances of registrations or letters on existing applications by the Company for copyrights, patents and trademarks received since the date of the prior certificate (or, in the case of the first such certificate, since the date hereof), and (C) all trademark licenses, copyright licenses and patent licenses entered into by the Company since the date of the prior certificate (or, in the case of the first such certificate, the date hereof);
(vi)not later than 45 days after the commencement of each fiscal year, projections of Obligors’ consolidated balance sheets, results of operations and cash flow for such fiscal year month by month, and for the next three (3) fiscal years, year by year;
(vii)promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Obligor has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Obligor files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by an Obligor to the public concerning material changes to or developments in the business of such Obligor;
(viii)promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan;
(ix)such other reports and information (financial or otherwise) as the Collateral Agent may request from time to time in connection with any Collateral or any Obligor’s, Subsidiary’s or other Obligor’s financial condition or business;
(x)as soon as available, and in any event within 120 days after the close of each fiscal year, financial statements for each Guarantor, in form and substance reasonably satisfactory to the Collateral Agent; and
(xi)promptly following any request therefor, provide information and documentation reasonably requested by the Collateral Agent or any Investor for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

Information required to be delivered pursuant to Section 7.1(a) may be delivered electronically and if so delivered, shall be deemed to have delivered on the date (i) on which the Company posts such information or provides a link thereto on the Company’s website on the internet at http://www.proterra.com or at http://www.sec.gov and promptly notifies the Collateral Agent and the Investors of such posting or (ii) on which such information is posted on the Company’s behalf on any Internet or intranet website, if any, to which the Collateral Agent and the Investors have been granted access and have been promptly notified of such posting (whether a commercial, third party website or whether sponsored by the Collateral Agent).
(b)Access and Inspections. Permit the Collateral Agent up to one (1) time per calendar year (or more frequently if a Default or Event of Default has occurred and is continuing), subject to reasonable notice and normal business hours, to visit and inspect the properties of any Obligor or Subsidiary, inspect, audit and make extracts from any Obligor’s or Subsidiary’s books and records, discuss with its officers, employees, agents, advisors and independent accountants such Obligor’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. The Investors may participate in any such visit or inspection, at their own expense. The Secured Parties shall have no duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. The Obligors acknowledge that all inspections, appraisals and reports are prepared by the Collateral Agent and the Investors for their purposes, and the Obligors shall not be entitled to rely upon them. The Company shall reimburse the Collateral Agent for all its reasonable and documented out-of-pocket charges, costs and expenses in connection with examinations of the Obligors’ books and records or any other financial or Collateral matters as it deems appropriate, in an amount not to exceed $15,000, up to one (1) time per calendar year; provided, that during the continuance of a Default or Event of Default, all reasonable and documented out-of-pocket charges, costs and expenses relating thereto shall be reimbursed by the Obligors without regard to such limits.
(c)Notices. Notify the Collateral Agent and the Investors in writing, promptly after an Obligor’s obtaining knowledge thereof, of any of the following that affects an Obligor: (i) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, that would reasonably be expected to have a Material Adverse Effect; (ii) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (iii) any default under or termination of a Material Contract; (iv) the existence of any Default or Event of Default; (v) any judgment in an amount exceeding $2,000,000; (vi) the assertion of any Intellectual Property Claim that would reasonably be expected to have a Material Adverse Effect; (vii) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws that would reasonably be expected to have a Material Adverse Effect; (viii) any Environmental Release by an Obligor or on any property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice; (ix) the occurrence of any ERISA Event; (x) the discharge of or any withdrawal or resignation by Obligors’ independent accountants; or (xi) any opening of a new office or place of business, at least 10 days prior to such opening.
(d)Landlord and Storage Agreements. Promptly following request, provide the Collateral Agent copies of (i) all existing agreements and (ii) after execution thereof, all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral consisting of Equipment or Inventory may be kept or that otherwise may possess or handle any Collateral consisting of Equipment or Inventory.
(e)Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, anti-terrorism laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its properties or conduct of its business, unless failure to comply (other than failure to comply with anti-terrorism laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any properties of any Obligor or Subsidiary, it shall act promptly and diligently to investigate and report to the Investors and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release to the extent required by Environmental Laws, whether or not directed to do so by any Governmental Authority.

(f)Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or interest or penalties attach, unless such Taxes are being Properly Contested, and unless such unpaid Taxes are not material in amount and no Lien is imposed.
(g)Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best rating of at least A+, unless otherwise approved by the Collateral Agent in its reasonable discretion) reasonably satisfactory to the Collateral Agent, (i) with respect to the properties and business of the Obligors and the Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (ii) business interruption insurance, in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.
(h)Licenses. Keep each material License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) unless the failure to do so would not materially impact the Collateral Agent’s ability to exercise its rights and remedies with respect to the Collateral or the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
(i)Future Subsidiaries. As soon as practicable but in any event within thirty (30) Business Days following the acquisition or creation (by Division or otherwise) of any Subsidiary (other than an Excluded Subsidiary), or the time any existing Excluded Subsidiary ceases to be an Excluded Subsidiary, cause to be delivered to the Investors notice thereof and each of the following, as applicable:
(i)a joinder agreement reasonably acceptable to the Collateral Agent duly executed by such Subsidiary sufficient to cause such Subsidiary to become a Guarantor, together with executed counterparts of each other Financing Document reasonably requested by the Collateral Agent, including the Security Agreement and other documents reasonably requested to establish and preserve the Lien of the Collateral Agent in all Collateral of such Subsidiary;
(ii)UCC financing statements naming such Person as “Debtor” and naming the Collateral Agent for the benefit of the Secured Parties as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Collateral Agent and its special counsel to be filed in all UCC filing offices and in all jurisdictions in which filing is necessary to perfect in favor of the Collateral Agent for the benefit of the Secured Parties the Lien on the Collateral conferred under any Security Document to the extent such Lien may be perfected by UCC filing, and pledge agreements, control agreements, documents and original collateral (including pledged Equity Interests (other than Excluded Equity Interests), Securities and Instruments) and such other documents and agreements as may be reasonably required by the Collateral Agent, all as necessary to establish and maintain a valid, perfected security interest in all Collateral in which such Subsidiary has an interest consistent with the terms of the Financing Documents;
(iii)upon the request of the Collateral Agent, an opinion of counsel to each such Subsidiary and addressed to the Collateral Agent, in form and substance reasonably acceptable to the Collateral Agent; and
(iv)current copies of the Organic Documents of each such Subsidiary, together with minutes of duly called and conducted meetings (or duly effected consent actions) of the board of directors, partners, or appropriate committees thereof (and, if required by such Organic Documents or applicable law, of the shareholders, members or partners) of such Person authorizing the actions and the execution and delivery of documents described in this Section 7.1(i), all certified by the applicable Governmental Authority or appropriate officer as the Collateral Agent may elect.
(j)Anti-Corruption Laws. Conduct its business in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

(k)Minimum Liquidity. The Company and its Subsidiaries shall:
(i)as of the Amendment No. 2 Effective Date and as of the last day of each quarter ending prior to or on May 31, 2024, have Liquidity of not less than one hundred twenty-five million Dollars ($125,000,000); and
(ii)~~(k) Minimum Liquidity. The Company and its Subsidiaries shall maintain Liquidity~~ as of the last day of each quarter ending after May 31, 2024, have Liquidity of not less than the greater of (i) seventy-five million Dollars ($75,000,000) and (ii) an amount equal to the product of multiplying (1) the amount of “Cash Burn” from operations for the three (3) month period ending on the end of such month by (2) four (4).
7.2Negative Covenants. For so long as the Notes are outstanding, the Company shall not (and shall cause each of its Subsidiaries not to) without the prior written consent of the Required Holders (in addition to any other written consent or vote required to be obtained pursuant to the Restated Certificate):
(a)Debt. Create, incur, guarantee or suffer to exist any Debt, except:
(i)the Obligations;
(ii)Debt existing on the date hereof and set forth in Section 7.2(a) of the Disclosure Schedule and Permitted Refinancings thereof;
(iii)the Senior Bank Debt so long as the aggregate outstanding principal amount thereof does not exceed the lesser of (1) $75,000,000 and (2) the sum of (A) the Borrowing Base (as defined in the Senior Loan Agreement as in effect on the date hereof) which, if applicable, shall be calculated after giving effect to the Availability Block (as defined in the Senior Loan Agreement as in effect on the date hereof), plus (B) $3,000,000 of Bank Products constituting Senior Bank Debt;
(iv)Permitted Purchase Money Debt and Permitted Refinancings thereof;
(v)[Reserved];
(vi)(1) Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by an Obligor or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, so long as the aggregate principal amount of all Debt incurred in reliance on this clause (vi) shall not exceed $10,000,000 at any time, and (2) Debt arising from agreements providing for indemnification, adjustment of purchase price, earnout or other similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, and in each case, Permitted Refinancings thereof;
(vii)Permitted Contingent Obligations;
(viii)[Reserved];
(ix)Debt in respect of Hedging Agreements entered into in the Ordinary Course of Business and not for speculative purposes;
(x)Debt incurred in connection with the financing of insurance premiums;
(xi)Debt owed to any Person providing workers’ compensation, health, disability or other employment benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the Ordinary Course of Business;
(xii)Debt in respect of completion bonds, performance bonds, bid bonds, appeal bonds and surety bonds and similar obligations and reimbursement obligations under letters of credit securing completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, operating leases and similar obligations, in each case, provided in the Ordinary Course of Business;
(xiii)Debt incurred in connection with cash management services, including treasury, depository, overdraft, credit or debit card, purchasing cards, electronic funds transfer, automatic clearing house arrangements, cash pooling arrangements, netting services, merchant services and other similar arrangements of the Company or any Subsidiary, in each case in the Ordinary Course of Business in an aggregate principal amount for all such Debt under this clause (xiii) not to exceed $2,000,000;
(xiv)reimbursement obligations in connection with letters of credit issued for the account of the Company or its Subsidiaries in an aggregate amount to not exceed $3,000,000;
(xv)Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;
(xvi)intercompany Debt (1) among any Obligor and any other Obligor, so long as such Debt is subordinated to the Obligations (2) owed by any Obligor to a Subsidiary that is not an Obligor, so long as (A) such Debt is subordinated to the Obligations and (B) the aggregate amount of all Debt under this clause (2) does not exceed $500,000, or (3) owed by any Subsidiary that is not an Obligor to any Obligor, so long as the aggregate amount of all Debt under this clause (3) does not exceed $500,000;
(xvii)Debt pursuant to the Hercules Facility; provided that the Refinancing occurs prior to or substantially concurrently with the occurrence of the Initial Closing;
(xviii)other Debt so long as the outstanding aggregate principal amount of all Debt under this clause (xvii) does not exceed $2,000,000; and
provided that the Company and its Subsidiaries shall not be permitted to incur any Convertible Debt or any Subordinated Debt in reliance on the foregoing paragraphs (i) to and including (xvii).
(b)Liens. Create or suffer to exist any Lien on any property or asset of the Company or any of its Subsidiaries whether now owned by it or hereafter acquired, except (collectively, “Permitted Liens”):
(i)Liens in favor of the Collateral Agent;
(ii)any Lien on any property or asset of the Company or any of its Subsidiaries existing on the date hereof and set forth in Disclosure Schedule and Liens securing any Permitted Refinancings thereof;
(iii)Liens securing the Senior Bank Debt;
(iv)Purchase Money Liens securing Permitted Purchase Money Debt and Liens securing any Permitted Refinancings thereof;
(v)Liens for Taxes not yet due or being Properly Contested;
(vi)statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (1) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (2) such Liens do not materially impair the value or use of the property or materially impair operation of the business of any Obligor or Subsidiary;
(vii)Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of government tenders, bids, contracts, statutory obligations and other similar obligations, as long as such Liens are required or provided by law;
(viii)Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of the Company's business and imposed without action of such parties; provided, that the payment thereof is not yet required;
(ix)Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder so long as such Liens are at all times junior to the Collateral Agent’s Liens;
(x)easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;
(xi)normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;
(xii)Liens on assets acquired in a Permitted Acquisition, securing Debt permitted by Section 7.2(a) and Liens securing any Permitted Refinancings thereof;
(xiii)leases, licenses, subleases and sublicenses granted to others in the Ordinary Course of Business that do not interfere in any material respect with the business of the Company and its Subsidiaries;
(xiv)Liens arising from UCC financing statements filed regarding operating leases entered into in the Ordinary Course of Business;
(xv)Liens in favor of customs or revenue authorities to secure payment of customs duties in connection with the importation of goods;
(xvi)Liens solely on cash earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement not prohibited under this Agreement;
(xvii)Liens securing attachments, appeal bonds, judgments and other similar obligations in connection with court proceedings or judgments that do not constitute an Event of Default;
(xviii)any interest or title of a lessor or sublessor and any lender to a lessor or sublessor under any lease or sublease not prohibited by this Agreement, in each case pertaining to assets that are not owned by the Company or any Subsidiary and to the extent such lease or sublease has been entered into by the Company or any Subsidiary in the Ordinary Course of Business and covering only the assets so leased;
(xix)Liens, arising in the Ordinary Course of Business, (1) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, and (2) in favor of a financial institution encumbering deposits (including brokers’ Liens, bankers’ Liens, rights of set-off and other similar Liens and cash security deposits) that are within the general parameters customary in the banking industry, including with respect to deposit accounts, cash management services, including treasury, depository, overdraft, credit or debit card, purchasing cards, electronic funds transfer, automatic clearing house arrangements, cash pooling arrangements, netting services, merchant services and other similar arrangements of the Company or any Subsidiary, in each case in the Ordinary Course of Business, and not in respect of any Debt by such bank or other financial institution to the Company);
(xx)Liens (other than any Lien imposed by ERISA) consisting of (1) pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation, (2) deposits to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bid bonds, indemnity obligations, operating leases, governmental contracts, trade contracts, completion bonds, performance bonds, and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), or to secure letters of credit in respect thereof, or (3) pledges to secure liability to insurance carriers, in each case, in the Ordinary Course of Business;
(xxi)Liens on cash securing reimbursement obligations in connection with letters of credit issued for the account of the Company or its Subsidiaries permitted pursuant to Section 7.2(a)(xiv);
(xxii)restrictions on the Company’s ability to encumber certain of its property (other than Accounts and Inventory and proceeds thereof) with respect to which the Company received (or is entitled to receive) reimbursement payments under the CEC Agreements and any rights that the applicable governmental entity enjoys in such property (other than Accounts and Inventory and proceeds thereof) under the CEC Agreements; and
(xxiii)other Liens attached to Collateral securing obligations in an aggregate principal amount not to exceed $2,000,000; and
(xxiv)Liens in favor of the Hercules Facility provided that such Liens are released and terminated in full prior to or substantially concurrently with the occurrence of the Initial Closing, provided, that no Permitted Liens in favor of third parties (other than statutory or other nonconsensual Permitted Liens or Liens in favor of the Senior Bank Debt) shall attach to Company’s or any of its Subsidiaries’ Intellectual Property.
(c)Investments. Make any Investment except:
(i)Investments in Subsidiaries to the extent existing on the date of Initial Closing;
(ii)Cash Equivalents that, to the extent required under the Security Agreement, are subject to the Collateral Agent’s Lien and control, pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent;
(iii)loans and advances permitted under Section 7.2(f);
(iv)Permitted Acquisitions;
(v)other Investments (other than Acquisitions) so long as the aggregate amount of Investments made under this clause (v) do not exceed $2,000,000;
(vi)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors and other creditors to suppliers in the Ordinary Course of Business; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Subsidiary deems reasonable under the circumstances;

(vii)Investments consisting of cashless loans made by the Company to officers, directors and employees of the Company or any Subsidiary that are used by such Persons to simultaneously purchase equity interests of the Company; provided that such equity interests of the Company shall be pledged and delivered to the Collateral Agent (or the collateral agent under the Senior Loan Agreement, as applicable) in form and substance reasonably satisfactory to the Collateral Agent pursuant to a pledge agreement as collateral security for the Obligations; or
(viii)Investments consisting of endorsements of negotiable instruments for collection in the Ordinary Course of Business.
(d)Distribution; Upstream Payments.
(i)Declare or make any Distributions, except:
(1)Upstream Payments;
(2)Each Obligor may declare and make Distributions with respect to its Equity Interests payable solely in additional shares of its Equity Interests so long as the Investors have received at least 10 Business Days’ prior written notice of any record date in respect of such Distribution;
(3)the Company may make Distributions to redeem in whole or in part any of its Equity Interests for another class of its Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that the only consideration paid for any such redemption is Equity Interests of the Company or the proceeds of any substantially concurrent equity contribution or issuance of Equity Interests;
(4)the Company may (x) repurchase fractional shares of its Equity Interests arising out of stock dividends, splits or combinations, business combinations or conversions of convertible securities or exercises of warrants or options or (y) “net exercise” or “net share settle” warrants or options;
(5)the Company may redeem or otherwise cancel Equity Interests or rights in respect thereof granted to (or make payments on behalf of) directors, officers, employees or other providers of services to the Company and the Subsidiaries in an amount required to satisfy tax withholding obligations relating to the vesting, settlement or exercise of such Equity Interests or rights;
(6)the Company may repurchase Equity Interests or rights in respect thereof granted to directors, officers, employees or other providers of services to the Company and the Subsidiaries at the original purchase price of such Equity Interests or rights in respect thereof pursuant to a right of repurchase set forth in equity compensation plans in connection with a cessation of service; and
(7)the receipt or acceptance by the Company or any Subsidiary of the return of Equity Interests issued by the Company or any Subsidiary to the seller of a Person, business or division as consideration for the purchase of such Person, business or division, which return is in settlement of indemnification claims owed by such seller in connection with such acquisition; or
(ii)Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for (1) restrictions under this Agreement or the Senior Loan Agreement, (2) restrictions under Applicable Law, (3) restrictions in effect on the date of Initial Closing as shown on Section 4.15 of the Disclosure Schedule, (4) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets of the Company or any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets to be sold and such sale is not prohibited hereunder, (5) any agreement or restriction or condition in effect at the time any Person becomes a Subsidiary, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary (but shall apply to any extension or renewal of, or any amendment or modification materially expanding the scope of, any such restrictions or conditions taken as a whole), (6) restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement or the Senior Loan Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, (7) customary provisions in leases, licenses, sub-leases and sub-licenses and other contracts restricting the assignment thereof or restricting the grant of Liens in such lease, license, sub-lease, sub-license or other contract, and (8) restrictions on cash or other deposits (including escrowed funds) imposed under contracts entered into in the Ordinary Course of Business or restrictions imposed by the terms of a Permitted Lien on the property subject to such Permitted Lien.
(e)Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition, a replacement of equipment that is worn, damaged or obsolete with equipment that is used or useful in the business of the Obligors, if the replacement equipment is acquired substantially contemporaneously with such disposition and is free of Liens other than Permitted Liens, or a transfer of property by a Subsidiary or Obligor to a Obligor.
(f)Loans. Make any loans or other advances of money to any Person, except (i) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business, (ii) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (iii) deposits with financial institutions permitted hereunder; and (iv) as long as no Default or Event of Default exists, intercompany loans by an Obligor to another Obligor.
(g)Restrictions on Payment of Subordinated Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any Subordinated Debt.
(h)Fundamental Changes. Change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization; liquidate, wind up its affairs or dissolve itself; or merge, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, except for (i) mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into an Obligor; or (ii) Permitted Acquisitions, but only so long as an Obligor is the surviving entity of any Permitted Acquisition.
(i)Subsidiaries. Form or acquire any Subsidiary after the date of Initial Closing, except in accordance with Sections 7.1(i) or 7.2(c) and 7.2(h); or permit any existing Subsidiary to issue any additional Equity Interests except directors’ qualifying shares.
(j)Organic Documents. Amend, modify or otherwise change any of its Organic Documents in a manner that could reasonably be expected to materially adversely affect the interests of the Collateral Agent or the Investors, in each case, in such Peron’s capacity as noteholder or secured creditor (and for the avoidance of doubt, not in any capacity as stockholder, warrantholder or other equityholder), except in connection with a transaction permitted under Section 7.2(h).
(k)Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than the Obligors and Subsidiaries.
(l)Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP or as recommended by the Company’s certified public accountants and such change is disclosed to the Investors at least 5 Business Days in advance and is in conformity with GAAP; or, unless the Company provides at least 30 days advance written notice to the Investors, change its fiscal year.
(m)Burdensome Contracts. Become a party to any Restrictive Agreement, except a Restrictive Agreement (i) in effect on the date hereof, (ii) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt, or (iii) constituting customary restrictions on assignment in leases, Hedging Agreements and other contracts.

(n)Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.
(o)Conduct of Business. Engage to any material extent in any business materially different than its business as conducted on the date hereof and any reasonably related or ancillary thereto or reasonable extensions thereof.
(p)Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (i) transactions expressly permitted by the Financing Documents on terms reasonably disclosed to the Investors and not less favorable to the Company than could be obtained on an arm’s-length basis from unrelated third parties, (ii) payment of reasonable compensation to directors, officers and employees for services actually rendered, and payment of customary directors’, officers’ and employees’ indemnification claims, (iii) transactions among the Company and its Subsidiaries in respect of transfer pricing, cost plus and cost sharing arrangements in the Ordinary Course of Business and on terms not less favorable to the Company than could be obtained on an arm’s-length basis from unrelated third parties, (iv) transactions solely among Obligors; (v) transactions with Affiliates consummated prior to the date hereof and disclosed in Section 7.2(p) of the Disclosure Schedule, and (vi) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to the Investors and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.
(q)Plans. Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the date hereof.
(r)[Reserved].

8.RIGHTS OF INVESTORS UPON DEFAULT. Upon the occurrence of any Event of Default (other than an Event of Default described in clause (j) of the definition thereof) and at any time thereafter during the continuance of such Event of Default, the Required Holders may by written notice to the Company, declare all outstanding Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Financing Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in clause (j) of the definition thereof, immediately and without notice, all outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Financing Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Secured Parties may exercise any other right, power or remedy granted to them by any Financing Document or as otherwise permitted by any law, either by suit in equity or by action at law, or both.
9.TAX MATTERS.
9.1Withholding; Tax Payment. All payments by the Obligors on the Notes shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law requires the deduction or withholding of any Tax from any such payment by an Obligor, then such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 6.2. If any Obligor is required by Applicable Law to withhold or deduct Taxes, from any payment, then (i) such Obligor shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to Applicable Law, and (ii) the sum payable by the applicable Obligor shall be increased as necessary so that the applicable Investor receives an amount equal to the sum it would have received had no such withholding or deduction been made; provided that, no payment is required under this clause (ii) in respect of (x) Taxes imposed on an Investor due to a present or former connection between it and the taxing jurisdiction

(other than connections arising from an Investor having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, the Notes); (y) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Investor with respect to the Notes pursuant to a law in effect when the Investor acquired the Notes, except to the extent such Taxes were payable to an assignor immediately prior to an assignment; and (z) U.S. federal withholding Taxes imposed pursuant to FATCA (clauses (x) through (z) collectively, “Excluded Taxes”).
9.2Other Taxes. The Obligors shall timely pay to the applicable Governmental Authority all present or future stamp, court documentary, intangible, recording, filing or similar Taxes (other than any Excluded Taxes) that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Note.
9.3Register. Each Investor shall promptly notify the Company of any transfer or assignment in accordance with Section 5.8. The Company shall maintain a register for the recordation of the names, addresses and Note amounts of each Investor. The register shall be available for inspection by any Investor, from time to time upon reasonable notice.
9.4Investment Unit. For federal income tax purposes, pursuant to Treasury Regulations § 1.1273-2(h), the Company and the Investors acknowledge that the “issue price” of the Notes at Closing is 100% of the stated principal amount of the Notes minus the fair market value and purchase price of the Warrants; and the aggregate fair market value and purchase price of the Warrants is eight million Dollars ($8,000,000) if one hundred million Dollars ($100,000,000) stated principal amount of Notes are purchased and sixteen million Dollars ($16,000,000) if two hundred million Dollars ($200,000,000) stated principal amount of Notes are purchased. Each of the Obligors and the Investors agree to use the foregoing issue price, fair market value and purchase price for U.S. federal income tax purposes with respect to the transactions contemplated hereby (unless otherwise required by a final determination by the IRS or a court of competent jurisdiction).
10.GENERAL PROVISIONS.
10.1Intercreditor Agreement. Each Investor, by purchasing a Note and becoming a party to this Agreement, hereby agrees that each Secured Party will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement.
10.2Survival of Warranties and Covenants. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, any Closing and any conversion of the Notes into Conversion Stock in accordance with the terms of the Financing Documents and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors or the Company, as the case may be.
10.3Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that nothing in this Section 10.3 shall permit any of the Investors to transfer or assign any of the Securities acquired under this Agreement except as provided in Section 5.
10.4Governing Law. UNLESS EXPRESSLY PROVIDED IN ANY FINANCING DOCUMENT, THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.
10.5Forum. EACH OBLIGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY

FINANCING DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH OBLIGOR AND EACH SECURED PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE FINANCING DOCUMENTS. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.
10.6Waivers by Obligors. To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which the Secured Parties hereby also waive) in any proceeding or dispute of any kind relating in any way to any Financing Documents, Obligations or Collateral under this Agreement; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by any Secured Party on which any Obligor may in any way be liable, and hereby ratifies anything any Secured Party may do in this regard; (c) notice prior to taking possession or control of any Collateral under this Agreement; (d) any bond or security that might be required by a court prior to allowing any Secured Party to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against any indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Financing Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to the Secured Parties to enter into the Financing Documents and that they are relying upon the foregoing in their dealings with the Obligors. The Obligors have reviewed the foregoing waivers with their legal counsel and have knowingly and voluntarily waived their jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
10.7Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or “tif”), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Investors may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act. Upon request by any Investor, any electronic signature or delivery shall be promptly followed by a manually executed or paper document.
10.8Headings; Interpretation. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Financing Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Financing Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Financing Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means time of day at Company’s notice address under Section 10.9; (g) “asset” and “property” shall be construed to have the same meaning and effect and to refer to any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including without limitation cash, securities, accounts and contract rights; (h) discretion of any Investor means the sole and absolute discretion of such Person exercised at any time; and (i) where any Financing Document contemplates that the Collateral Agent shall or may take any decision, step or other action, the Collateral Agent shall at all times act in accordance with the instructions of the Required Holders (or, if so specified by this Agreement, all Investors or any other instructing group of Investors specified by this Agreement) and, in the absence of such instructions, shall not be required to take any decision, step or other action, it being understood that the Required Holders shall not be under any obligation to provide any such instructions. All references amounts herein shall be denominated in United States Dollars (“Dollars”), unless expressly provided otherwise, and all determinations made from time to time under the Financing Documents shall be made in light of the circumstances existing at such time. The Obligors shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Collateral Agent or any Investor under any Financing Documents. Reference to any Obligor’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter. All covenants under Section 7.2 shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant, shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Account”,
Account Debtor”, “Commercial Tort Claim”, “Equipment” and “Inventory”.
10.9Notices. Unless otherwise provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) at the time of personal delivery, if delivered in person or via electronic mail (provided confirmation of receipt by the intended recipient is received); (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day; (c) one (1) Business Day after deposit with an express overnight courier for United States deliveries or sent via facsimile, or three (3) Business Days after deposit with an international express air courier for deliveries outside of the United States, in each case with proof of delivery from the courier requested; or (d) four (4) Business Days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries, when addressed to the Investor to be notified at the address indicated for such party in Schedule A or, in the case of the Company, at 1815 Rollins Road, Burlingame, California 94010, and a copy (which shall not constitute notice) shall also be sent to Fenwick & West LLP, Fenwick & West LLP, 801 California Street, Mountain View, California 94041, Attn: Dawn Belt, email: dbelt@fenwick.com, or at such other address as any party may designate by giving ten (10) days’ advance written notice to all other parties in accordance with the provisions of this Section 10.9.
10.10No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Agreement. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Investor or any of its directors, officers, partners, members, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
10.11Amendments and Waivers. Any term of the Financing Documents may be amended and the observance of any term of the Financing Documents may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and (a) the holders of Notes representing the majority of the aggregate Principal Balances (as defined in the Notes) of all the Notes then outstanding and (b) if the Cowen Investors, in the aggregate, hold Notes having an aggregate stated principal amount (excluding any increase thereto for PIK interest) in excess of fifty million Dollars ($50,000,000), the Cowen Investors holding a majority of the aggregate Principal Balances (as defined in the Notes) of all of the Notes held by Cowen Investors ((a) and (b) together, the “Required Holders”), provided that (i) without the prior written consent of Collateral Agent, no modification shall alter any provision in a Financing Document that relates to any rights, duties or discretion of Collateral Agent; (ii) without the prior written consent of each affected Investor no modification shall (A) increase any obligation of an Investor to purchase any Notes; (B) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Investor; (C) extend the Maturity Date (as defined in the Notes) applicable to such Investor’s Obligations; or (D) amend this sub-clause (ii); and (iii) without the prior written consent of all Investors, no modification shall (A) alter Section 4 of the Notes, Section 3 of the Security Agreement (except to add Collateral) or this Section 10.11; (B) amend the definition of Required Holders; (C) release or subordinate the Collateral Agent’s Lien with respect to all or substantially all Collateral; or (D) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations. Any amendment or waiver effected in accordance with this Section 10.11 shall be binding upon each holder of Notes then outstanding, each future holder of such securities, and the Company; provided, however, that Additional Investors may become parties to this Agreement in accordance with Section 2.2 without any amendment of this Agreement or any consent or approval of any Investor.
10.12Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
10.13Entire Agreement. This Agreement, together with all exhibits and schedules hereto, and the other Financing Documents, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties or obligations between any of the parties with respect to the subject matter hereof.
10.14Further Assurances. From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement. Without limiting the generality of the foregoing, if any filings, approvals or consents from any governmental or regulatory authority or stock exchange are required in connection with the issuance of the Notes or the Warrants or the performance of the terms thereof or the consummation of the transactions contemplated thereby, including the conversion and/or exercise in full thereof and the issuance of any Conversion Stock or other securities pursuant to the terms thereof (including the issuance of shares of Common Stock upon the conversion of any Conversion Stock that are Preferred Stock) (each, a “Required Governmental Approval”), the Company shall, at its sole cost and expense, cooperate with the Investors and use its reasonable efforts to make all necessary filings, applications and registrations with respect to, and obtain as promptly as practicable, all Required Governmental Approvals. Notwithstanding anything herein or in the Notes, the Warrants or any Conversion Stock to the contrary, if the performance of the terms of the Notes, the Warrants or any Conversion Stock (including the issuance of any securities pursuant thereto) is limited by any governmental, stock exchange or other regulatory requirement, (i) the Investors shall be entitled to exercise or convert the Notes, the Warrants and/or the Conversion Stock to the fullest extent permitted by such governmental, stock exchange or other regulatory requirement, (ii) the Company shall issue the maximum number of Conversion Stock or other securities pursuant thereto as may be permitted by such governmental, stock exchange or other regulatory requirement, (iii) the Investors’ rights, the Company’s obligations with respect to any portion of the Notes, the Warrants and/or the Conversion Stock that are so limited shall continue without regard to the expiration of any time periods or other limitations, (iv) the Company shall continue to cooperate with the Investors and use its reasonable efforts to obtain all Required Governmental Approvals as promptly as practicable thereafter, and (v) the Company shall issue to the Investors the Conversion Stock or other securities not so issued as soon as practicable after such securities can be issued without violating any  governmental, stock exchange or other regulatory requirement.
10.15Waiver of Conflict of Interest. Each Investor and the Company is aware that Fenwick & West LLP (“F&W”), counsel to the Company, may have an investment in certain of the Investors or may have previously performed and may continue to perform certain legal services for certain of the Investors in matters unrelated to F&W’s representation of the Company. In connection with such Investor representation, F&W may have obtained confidential information of such Investors that could be material to F&W’s representation of the Company in connection with negotiation, execution and performance of this Agreement. By signing this Agreement, each Investor and the Company hereby acknowledges that the terms of this Agreement were negotiated between the Investors and the Company and are fair and reasonable and waives any potential conflict of interest arising out of such representation or such possession of confidential information by F&W. Each Investor and the Company further represents that it has had the opportunity to be, or has been, represented by independent counsel in giving the waivers contained in this Section 10.15.
10.16Fees and Expenses; Indemnity.
(a)EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Financing Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.
(b)Obligors shall pay all Extraordinary Expenses promptly upon request. Obligors shall also reimburse the Secured Parties for all reasonable and documented out-of-pocket legal, accounting, appraisal, consulting, and other fees and expenses incurred by it in connection with (i) negotiation and preparation of any Financing Document, including any modification thereof; (ii) administration of and actions relating to any Collateral, Financing Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of the Collateral Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (iii) any examination or appraisal with respect to any Obligor or Collateral by the Collateral Agent’s personnel or a third party. All reasonable and documented out-of-pocket legal, accounting and consulting fees shall be charged to the Obligors by the Secured Parties’ professionals at their full hourly rates, regardless of any alternative fee arrangements that any Secured Party or any of its Affiliates may have with such professionals that otherwise might apply to this or any other transaction. The Obligors acknowledge that counsel may provide the Secured Parties with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with the Secured Parties, including fees paid hereunder. All amounts payable by the Obligors under this Section 10.16 shall be due on demand.
(c)Notwithstanding paragraphs (a) and (b) above, with respect to any expenses and legal fees incurred by the Cowen Parties in connection with the preparation execution and delivery of this Agreement, the other Financing Documents and the issuance of the securities issuable hereunder, in each case on or prior to Initial Closing, the Obligors’ indemnification and reimbursement obligations under paragraphs (a) and (b) above shall be capped at the amounts and subject to the terms agreed by the Company and the Cowen Parties, it being understood, for the avoidance of doubt, that this paragraph (c) does in no way limit or otherwise restrict the Cowen Parties’ ability to claim indemnification and/or reimbursement with respect to liabilities incurred or otherwise accrued after Initial Closing.
10.17Confidentiality of Records. Each of Investor shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, auditors, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process (provided that such Investor provides prior written notice to the Company and affords the Company the reasonable opportunity to defend against such subpoena or other legal process, in each case only to the extent permitted under Applicable Law and such subpoena or other legal process); (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Financing Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section 10.17, to any Person actually or potentially acquiring an interest in any Obligations and/or Securities or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.17 or (ii) is available to the Collateral Agent, any Investor or any of their Affiliates on a nonconfidential basis from a source other than the Obligors; (h) on a confidential basis to a provider of any electronic system maintained by the Investors or the Collateral Agent for the receipt of information and documents required to be delivered by the Company under the terms of the Financing Documents; or (i) with the consent of the Company. Notwithstanding the foregoing, the Collateral Agent and the Investors may publish or disseminate general information concerning the Financing Documents for league table, tombstone, and, with the Company’s prior written consent, may use the Obligors’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. A Person required to maintain the confidentiality of Information pursuant to this Section 10.17 shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of the Collateral Agent and the Investors acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.
10.18Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
10.19Continuing Guaranty.
(a)Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Company to the Secured Parties, arising hereunder or under any other Financing Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof) (the “Guarantied Obligations”). The Collateral Agent’s books and records showing the amount of the Guarantied Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Guarantied Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guarantied Obligations or any instrument or agreement evidencing any Guarantied Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guarantied Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
(b)Rights of Investors. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (i) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof; (ii) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guarantied Obligations; (iii) apply such security and direct the order or manner of sale thereof as the Collateral Agent and the Investors in their sole discretion may determine; and (iv) release or substitute one or more of any endorsers or other guarantors of any of the Guarantied Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of any Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of any Guarantor
(c)Certain Waivers. Each Guarantor waives (i) any defense arising by reason of any disability or other defense of the Company or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Company; (ii) any defense based on any claim that any Guarantor’s obligations exceed or are more burdensome than those of the Company; (iii) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (iv) any right to proceed against the Company, proceed against or exhaust any security for the Guarantied Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (v) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (vi) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations.
(d)Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guarantied Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Company or any other person or entity is joined as a party.
(e)Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until the Maturity Date (as defined in the Notes). If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.
(f)Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guarantied Obligations now or hereafter existing and shall remain in full force and effect until the Maturity Date (as defined in the Notes). Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Company or any Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Guarantied Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.
(g)Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Company owing to each Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Company to any Guarantor as subrogee of the Secured Parties or resulting from any Guarantor’s performance under this Guaranty, to the full and indefeasible cash payment (including of any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding)) of the Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Company to any Guarantor shall be enforced and performance received by any Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Guarantied Obligations, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.
(h)Stay of Acceleration. If acceleration of the time for payment of any of the Guarantied Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Company under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor immediately upon demand by the Secured Parties.
(i)Condition of Company. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Company and any other guarantor such information concerning the financial condition, business and operations of the Company and any such other guarantor as each Guarantor requires, and that none of the Secured Parties has any duty, and no Guarantor is relying on the Secured Parties at any time, to disclose to any Guarantor any information relating to the business, operations or financial condition of the Company or any other guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same.
(j)Limitation of Guaranty. Notwithstanding anything to the contrary herein or otherwise, the Company, the Collateral Agent and the Investors hereby irrevocably agree that the Guarantied Obligations of each Guarantor in respect of the guarantee set forth in this Section 10.19 at any time shall be limited to the maximum amount as will result in the Guarantied Obligations of such Guarantor not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such guarantee set forth in this Section 10.19 and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor.
10.20Third Party Beneficiary. The parties hereto designate BofA Securities, Inc. as an express third party beneficiary of the representations of the Company in Section 4.6 and 4.7 hereto, as if BofA Securities Inc. were a party hereto with respect to such representations.
11.THE COLLATERAL AGENT.
11.1Appointments.
(a)Each Investor and each other Secured Party hereby appoints CSI GP I LLC, a Delaware limited liability company, as its Collateral Agent under and for purposes of each Financing Document, and hereby authorizes the Collateral Agent to act on behalf of such Secured Party under each Financing Document and, in the absence of other written instructions from the Investors pursuant to the terms of the Financing Documents received from time to time by the Collateral Agent, to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof, together with such powers as may be incidental thereto.
(b)Each Investor, by purchasing a Note and becoming party to this Agreement hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and each Investor and each other Secured Party hereby directs the Collateral Agent to execute and deliver the Financing Documents (including the Intercreditor Agreement and, in each case, any amendments, supplements and other modifications thereto not prohibited by the terms of this Agreement) on behalf of such Secured Party, in all cases in such form as the Collateral Agent shall determine. Upon execution and delivery of the Financing Documents by the Collateral Agent, each Secured Party shall be bound by the terms and conditions thereof. Without limiting the foregoing, the Collateral Agent is hereby expressly authorized to execute and deliver any and all such documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the terms and conditions of this Agreement and the other Financing Documents.
(c)Each Investor and each other Secured Party hereby irrevocably designates and appoints the Collateral Agent as the agent of such Investor. Notwithstanding any provision to the contrary elsewhere in this Agreement, (i) the Collateral Agent is acting solely on behalf of the Secured Parties and with duties that are entirely administrative in nature, notwithstanding the use of the terms “Collateral Agent,” and “collateral agent,” which terms are used for title purposes only, and (ii) the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Investor or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against the Collateral Agent. Anything contained in any of the Financing Documents to the contrary notwithstanding, each Obligor, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party (other than the Collateral Agent) shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty or any other Security Documents, it being understood and agreed that all powers, rights and remedies hereunder or thereunder may be exercised solely by the Collateral Agent, on behalf of the Secured Parties, in accordance with the terms hereof or thereof (including, without limitation, acting at the direction of the Required Holders), as applicable, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Investor may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent as collateral agent for and representative of the Secured Parties (but not any Investor or Investors in its or their respective individual capacities), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations (including Obligations owed to any other Secured Party) as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale or other disposition, the Investors hereby agreeing that they may not exercise any right to credit bid at any public or private foreclosure sale or other disposition of Collateral unless instructed to do so by the Collateral Agent in writing.
11.2Delegation of Duties. The Collateral Agent may execute any of its duties under this Agreement and the other Financing Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.
11.3Exculpatory Provisions. Neither the Collateral Agent nor any of its respective officers, directors, employees, agents, attorneys in fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Financing Document (including that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Financing Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Code or any other bankruptcy or insolvency laws), except to the extent that any of the foregoing are found by a final, non-appealable order of a court of competent jurisdiction to have resulted from its or such Person’s (as applicable) own gross negligence or willful misconduct, or (b) responsible in any manner to any of the Investors or any other Secured Party for any recitals, statements, representations or warranties made or deemed made by or on behalf of any Obligor or any officer thereof in this Agreement or any other Financing Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Financing Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document or for any failure of any Obligor or other Person to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Investor to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the properties, books or records of any Obligor.
11.4Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Obligors), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Financing Document unless it shall first receive such advice or concurrence of Required Holders (or, if so specified by this Agreement, all Investors or any other instructing group of Investors specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Investors against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Financing Documents in accordance with a request of the Required Holders (or, if so specified by this Agreement, all Investors or any other instructing group of Investors specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Investors and all future holders of the Notes and all other Secured Parties.
11.5Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent has received notice from an Investor or an Obligor referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default”. In the event that the Collateral Agent receives such a notice, the Collateral Agent shall give notice thereof to the Investors. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Holders (or, if so specified by this Agreement, all Investors or any other instructing group of Investors specified by this Agreement); provided, that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Collateral Agent shall deem advisable in the best interests of the Secured Parties.
11.6Non-Reliance on Collateral Agent and Other Investors. Each Investor expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys in fact or Affiliates have made any representations or warranties to such Investor and that no act by the Collateral Agent hereafter taken, including any review of the affairs of an Obligor or any Affiliate of an Obligor, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Each Investor represents to the Collateral Agent that such Investor has, independently and without reliance upon the Collateral Agent or any other Investor or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates and made its own decision to enter into this Agreement and purchase its Notes hereunder. Each Investor also represents that it will, independently and without reliance upon the Collateral Agent or any other Investor or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Investors by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Investor or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Obligor or any Affiliate of an Obligor that may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.

11.7Indemnification by Investors. The Investors agree to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Obligors and without limiting the obligation of the Obligors to do so), ratably according to their respective portion of the aggregate Principal Balances on the date on which indemnification is sought under this Section 11.7 (or, if indemnification is sought after the date upon which the Notes shall have been paid in cash and/or converted into Conversion Stock in full, ratably in accordance with such respective portion of the aggregate Principal Balances immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment or conversion of the Notes) be imposed on, incurred by, or asserted against, the Collateral Agent in any way relating to or arising out of, the Notes, this Agreement, any of the other Financing Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided, that no Investor shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final, non-appealable order of a court of competent jurisdiction to have resulted from the Collateral Agent’s gross negligence or willful misconduct. The agreements in this Section 11.7 shall survive the payment or conversion of the Notes and all other amounts payable hereunder. Collateral Agent in its Individual Capacities. The Collateral Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Obligor, and any Affiliate of any Obligor, all as though the Collateral Agent were not the Collateral Agent. With respect to its Notes purchased (if any), the Collateral Agent shall have the same rights and powers under this Agreement and the other Financing Documents as any Investor and may exercise the same as though it were not the Collateral Agent, and the terms “Investor”, “Investors”, “Secured Party” and “Secured Parties” shall include the Collateral Agent in its individual capacity.
11.8Successor Collateral Agent. The Collateral Agent may resign as Collateral Agent upon thirty (30) days’ written notice to the Investors and the Company; provided that the Collateral Agent may resign as Collateral Agent immediately upon written notice to the Investors and the Company if a Default or Event of Default has occurred and is continuing. If the Collateral Agent shall resign as Collateral Agent under this Agreement and the other Financing Documents, then the Required Holders shall appoint from among the Investors a successor collateral agent, which successor collateral agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld, delayed, conditioned or burdened), whereupon such successor collateral agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term “Collateral Agent” shall thereafter mean such successor collateral agent effective upon such appointment and approval, and the former Collateral Agent’s rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the other parties to this Agreement or any holders of the Notes. If no successor collateral agent has accepted appointment as Collateral Agent by the date upon which such retiring Collateral Agent’s notice of resignation is effective in accordance with the first sentence of this Section 11.8, such retiring Collateral Agent’s resignation shall nevertheless become effective on the applicable date and the Investors shall assume and perform all of the duties of such Collateral Agent hereunder until such time, if any, as the Required Holders appoint a successor collateral agent as provided for above. After any retiring Collateral Agent’s resignation as the Collateral Agent the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Financing Documents
11.9Collateral Agent Generally. Except as expressly set forth in this Agreement or any other Financing Document, the Collateral Agent shall not have any duties or responsibilities hereunder in its capacity as such.
11.10Restrictions on Actions by Secured Parties; Sharing of Payments.
(a)Each of the Investors agrees that it shall not, without the express written consent of the Collateral Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of the Collateral Agent, set off against the Obligations, any amounts owing by such Investor to any Obligor or any of their respective Subsidiaries or any deposit accounts of any Obligor or any of their respective Subsidiaries now or hereafter maintained with such Investor. Each of the Investors further agrees that it shall not, unless specifically requested to do so in writing by the Collateral Agent or the Collateral Agent otherwise consents in writing, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, judicial or otherwise, to enforce any Financing Document or any right or remedy against any Obligor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral. The provisions of this Section 11.10(a) are for the sole benefit of the Secured Parties and shall not afford any right to, or constitute a defense available to, any Obligor or other Person.
(b)Unless expressly provided to the contrary in the Financing Documents, if at any time or times any Investor receives (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Investor from the Collateral Agent pursuant to the terms of the Financing Documents, or (ii) payments from the Collateral Agent in excess of such Investor’s pro rata share of all such distributions by the Collateral Agent, then in each such case such Investor promptly shall (A) turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent, or in immediately available funds, as applicable, for the account of all of the applicable Investors and for application to the Obligations in accordance with the applicable provisions of the Financing Documents, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other applicable Investors so that such excess payment received shall be applied ratably as among the applicable Investors in accordance with their pro rata shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
11.11Agency for Perfection. The Collateral Agent hereby appoints each other Secured Party as its agent and bailee and as sub-agent for the other Secured Parties (and each Secured Party hereby accepts such appointment) for the purpose of perfecting all Liens with respect to the Collateral, including with respect to assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC of any applicable state can be perfected by possession or control. Should any Secured Party obtain possession or control of any such Collateral, such Secured Party shall notify the Collateral Agent thereof and, promptly upon the Collateral Agent’s request therefor, shall deliver possession or control of such Collateral to the Collateral Agent and take such other actions as agent or sub-agent in accordance with the Collateral Agent’s instructions to the extent, and only to the extent, so authorized or directed by the Collateral Agent.
11.12Credit Bid. Each Obligor and each Investor hereby irrevocably authorizes the Collateral Agent or its designee, based upon the written instruction of the Required Holders, to bid and purchase for an amount approved by the Required Holders (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted (a) by the Collateral Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, (b) under the provisions of the Bankruptcy Code, including Sections 363, 365 and 1129 of the Bankruptcy Code, or (c) by the Collateral Agent (whether by judicial action or otherwise, including a foreclosure sale) in accordance with Applicable Law (any such sale described clauses (a), (b) or (c), a “Collateral Sale”), and in connection with any Collateral Sale, the Collateral Agent or its designee may (with the consent of the Required Holders) accept non-cash consideration, including debt and equity securities issued by such acquisition vehicle under the direction or control of the Collateral Agent and the Collateral Agent may (with the consent of the Required Holders) offset all or any portion of the Obligations against the purchase price for such Collateral.
11.13One Investor Sufficient. This Agreement shall be and shall remain in full force and effect, and all agency provisions shall be and shall remain effective, notwithstanding the fact that from time to time (including on the date of any Closing) there may be only one Investor hereunder and the fact that such Investor may be the same Person that is serving as the Collateral Agent hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

THE COMPANY: PROTERRA INC By: Name: Title:

[Signature Page to Proterra Inc Note Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

THE INVESTORS: [NAME OF INVESTOR] By: Name: Title:

Attachments:
Schedule A    –    Schedule of Investors
Schedule B    –    Disclosure Schedule
Schedule C    –    Competitors

Exhibit A    –    Form of Convertible Promissory Note
Exhibit B    –    Form of Warrant Agreement
Exhibit C    –    Security Agreement
Exhibit D    –    Short Form IP Security Agreements
Exhibit E    –    Perfection Certificate
Exhibit F    –    Compliance Certificate

[Signature Page to Proterra Inc Note Purchase Agreement]

SCHEDULE A
SCHEDULE OF INVESTORS
Initial Closing: August 4, 2020

	Note Principal Amount	Cowen Investor
CSI I Prodigy Holdco LP c/o Cowen Sustainable Advisors LLC 599 Lexington Avenue, 19th Floor New York, NY 10022	$75,000,000.00	Yes
CSI Prodigy Co-Investment LP c/o Cowen Sustainable Advisors LLC 599 Lexington Avenue, 19th Floor New York, NY 10022	$25,000,000.00	Yes
TOTALS:	$100,000,000.00

Additional Closing: August 11, 2020

	Note Principal Amount	Cowen Investor
QPB Holdings, Ltd., a Cayman Islands Exempted Limited Company Cayman Corporate Centre 27 Hospital Road George Town KY1-9008 Cayman Islands	$37,247,000.00	No
Palindrome Master Fund LP a Delaware limited partnership c/o Corporation Trust Company 1209 Orange Street Wilmington, DE 19801	$5,253,000.00	No
TOTALS:	$42,500,000.00

Additional Closing: August 13, 2020

	Note Principal Amount	Cowen Investor
Broadscale PT Investors LP 430 Park Avenue, Suite 1501 New York, NY 10022	$4,000,000.00	No
TOTALS:	$4,000,000.00

Additional Closing: August 14, 2020

	Note Principal Amount	Cowen Investor
Generation IM Climate Solutions II, L.P. c/o Generation Investment Management LLP 20 Air Street London W1B 5AN United Kingdom	$3,500,000.00	No
TOTALS:	$3,500,000.00

SCHEDULE B
DISCLOSURE SCHEDULE

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

EXHIBIT B
FORM OF WARRANT AGREEMENT

EXHIBIT C

SECURITY AGREEMENT

EXHIBIT D

SHORT FORM IP SECURITY AGREEMENTS

EXHIBIT E

PERFECTION CERTIFICATE

EXHIBIT F
[FORM] COMPLIANCE CERTIFICATE
Financial Statement Date: [_____,_____]
TO:    CSI GP I LLC, as Collateral Agent (as defined below) and the Investors party to the Note Purchase Agreement (as defined below) as of the date hereof
RE:    Note Purchase Agreement dated as of [●], 2020 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Note Purchase Agreement”), by and among PROTERRA INC, a Delaware corporation (the “Company”), the Subsidiaries of the Company identified on the signature pages thereto or otherwise joined from time to time thereto as a guarantor (such Subsidiaries are referred to hereinafter each individually as a “Guarantor” and collectively as the “Guarantors”), the parties party to thereto from time to time as Investors, and CSI GP I LLC (“CSI”), as collateral agent (the “Collateral Agent”).

DATE: [●], 2020
The undersigned hereby certifies (solely in a capacity as an officer of the Company and not in any individual or personal capacity) as of the date hereof that [he/she] is the chief financial officer of the Company and that, as such, [he/she] is authorized to execute and deliver this Compliance Certificate to the Collateral Agent and the Investors, and that:
[Use following paragraphs 1-4 for fiscal year-end financial statements]
1.    Each Obligor has delivered the year-end audited consolidated and consolidating financial statements required by Section 7.1(a)(i) of the Note Purchase Agreement for the fiscal year of the Obligors ended as of the above date,1 which consolidated statements are audited and certified (without qualification (or similar notation) as to (x) scope or (y) except in the case of the financial statements for each of the fiscal years ending December 31, 2022 and December 31, 2023, going concern (it being understood that any qualification with respect to the stated maturity date of the Notes or the Senior Bank Debt is permissible)) by a firm of independent certified public accountants of recognized standing selected by Obligors, and shall set forth in comparative form corresponding figures for the preceding fiscal year and other information acceptable to the Collateral Agent.
2.    Concurrently with the delivery of financial statements in paragraph 1(a) above, each Obligor has delivered to the Investors copies of all management letters and other material reports submitted to Obligors by their accountants in connection with such financial statements, as required by Section 7.1(a)(iv) of the Note Purchase Agreement.
3.    Each Obligor has delivered to the Investors projections of Obligors’ consolidated balance sheets, results of operations and cash flow for the next fiscal year, on a month by month basis, and for the next three fiscal years, year by year, as required by Section 7.1(a)(vi) of the Note Purchase Agreement.2 As required by Section 4.11 of the Note Purchase Agreement, all projections have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time.
4.    Each Obligor has, during the fiscal year to which this Compliance Certificate relates, delivered to the Investors quarterly certificates of a Senior Officer listing (A) all applications filed or acquired by the Company for copyrights, patents or trademarks since the date of the prior certificate (or,
1 NTD: Fiscal year end statements are required to be delivered within 120 days after the close of each fiscal year thereafter
2 NTD: Projections are to be delivered no later than 45 days after the end of each fiscal year.

in the case of the first such certificate, since the date of the Note Purchase Agreement), (B) all acquired registrations or issuances of registrations or letters on existing applications by the Company for copyrights, patents and trademarks received since the date of the prior certificate (or, in the case of the first such certificate, since the date of the Note Purchase Agreement), and (C) all trademark licenses, copyright licenses and patent licenses entered into by the Company since the date of the prior certificate (or, in the case of the first such certificate, since the date of the Note Purchase Agreement), as required by Section 7.1(a)(v) of the Note Purchase Agreement.
5.    Each Obligor has delivered to the Investors copies of any proxy statements, financial statements or reports that any Obligor has made generally available to its shareholder; copies of any regular, periodic and special reports or registration statements or prospectuses that any Obligor filed with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by an Obligor to the public concerning material changes to or developments in the business of such Obligor, as required by Section 7.1(a)(vii) of the Note Purchase Agreement.
6.    Each Obligor has delivered to the Investors copies of all annual reports to be filed in connection with each Plan or Foreign Plan, as required by Section 7.1(a)(viii) of the Note Purchase Agreement.
[Use following paragraph 1 for month-end financial statements delivered with respect to the applicable month]
1.    Each Obligor has delivered the unaudited balance sheets required by Section 7.1(a)(ii) of the Note Purchase Agreement for the calendar month of the Obligors and Subsidiaries as of the end of such calendar month and the related statements of income and cash flow for such calendar month and for the portion of the fiscal year then elapsed, on a consolidated bases for Obligors and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding fiscal year and which are hereby certified by a the chief financial officer or other Senior Officer of the Company as prepared in accordance with GAAP and fairly presenting the financial position and results of operation for such month and period, subject to normal year-end adjustments and the absence of footnotes.3
[select one:]
[7.][2.]    [no Event of Default has occurred and is continuing.]
—or—
[8.][3.]    [the following is a list of each Event of Default which has occurred and is continuing, and its nature and status:]
[9.][4.]    The financial statements referenced in paragraph 1 hereof were prepared in accordance with GAAP and fairly present in all material respects the financial positions and results of operations of Obligors and Subsidiaries at the dates and for the periods indicated and, for unaudited financial statements, subject to normal year-end adjustments and the absence of footnotes. The financial statements referenced in paragraph 1 do not contain any untrue statement of a material fact, nor fail to disclose any material fact necessary to make such statement not materially misleading. The Obligors and their Subsidiaries are Solvent on a consolidated basis.
[10.][5.] The financial covenant analyses and information set forth on Schedule A attached hereto are, based on the financial statements referenced in paragraph 1 hereof, true and accurate in all material respects on and as of the date of this Compliance Certificate.
Delivery of an executed counterpart of a signature page of this Compliance Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Compliance Certificate.
3 NTD: Month end statements are required to be delivered within 30 days after the end of each month.

PROTERRA INC, a Delaware corporation

By:
Name:
Title:

Schedule A
Financial Statement Date: [_____, _____] (“Statement Date”)
[Section 7.1(k)(i) – Minimum Liquidity4
Liquidity for the month ending on the Statement Date is $[●], and [is][is not] less than one hundred and twenty five million ($125,000,000).]
[Section 7.1(k)(ii) – Minimum Liquidity5
As of the Statement Date, the product of multiplying the amount of “Cash Burn” from operations for the three (3) month period ending on the last day of the month ending on the Statement Date by four (4) is $[●] (the “Cash Burn Threshold”).
Liquidity for the month ending on the Statement Date is $[●], and [is][is not] not less than the greater of (i) seventy-five million Dollars ($75,000,000) and (ii) the Cash Burn Threshold.]
The financial covenant in Section 7.1k therefor [has]/[has not] been complied with.
Further details as to the calculation of the Cash Burn Threshold and Liquidity are set out in Schedule A-1 hereto.

4 NTD: ~~The Company and its Subsidiaries must maintain Liquidity as of the last day of each month of not less than the greater of (i) seventy-five million Dollars ($75,000,000) and (ii) an amount equal to the product of multiplying the amount of “Cash Burn” from operations for the three (3) month period ending on the end of such month by four~~Include in compliance certificates delivered together with financial statements for periods ending prior to or on May 31, 2024.
5 NTD: Include in compliance certificates delivered together with financial statements for periods ending after May 31, 2024. The Company and its Subsidiaries must maintain Liquidity as of the last day of each month of not less than the greater of (i) seventy-five million Dollars ($75,000,000) and (ii) an amount equal to the product of multiplying the amount of “Cash Burn” from operations for the three (3) month period ending on the end of such month by four.

Schedule A-1

A.Liquidity
1.Unrestricted cash and Cash Equivalents held by the Company and its Subsidiaries in an account that is subject to the Collateral Agent’s perfected security interest; plus	$____
3.Availability (as defined in the Senior Loan Agreement as in effect on the date of the Note Purchase Agreement).	$____
2.Liquidity is equal to the aggregate of A1 and A2	$____
D.Cash Burn for the month ended [•]~~56~~
1.Unrestricted cash and Cash Equivalents of the Company and its Subsidiaries on the last day of the immediately preceding month, excluding in the determination thereof any increase in such Unrestricted cash and Cash Equivalents resulting from the incurrence of any Debt or other borrowings of Borrowed Money and proceeds from the sale or other issuance of any Equity Interests; minus
$____
12.Unrestricted cash and Cash Equivalents of the Company and its Subsidiaries on the Statement Date, excluding in the determination thereof any increase in such Unrestricted cash and Cash Equivalents resulting from the incurrence of any Debt or other borrowings of Borrowed Money and proceeds from the sale or other issuance of any Equity Interests.
$(____)
C.Cash Burn for the month ended [•]~~67~~
11.Unrestricted cash and Cash Equivalents of the Company and its Subsidiaries on the last day of the immediately preceding month, excluding in the determination thereof any increase in such Unrestricted cash and Cash Equivalents resulting from the incurrence of any Debt or other borrowings of Borrowed Money and proceeds from the sale or other issuance of any Equity Interests; minus
$____
10.Unrestricted cash and Cash Equivalents of the Company and its Subsidiaries on the Statement Date, excluding in the determination thereof any increase in such Unrestricted cash and Cash Equivalents resulting from the incurrence of any Debt or other borrowings of Borrowed Money and proceeds from the sale or other issuance of any Equity Interests.
$(____)
B.Cash Burn for the month ended [•]~~78~~
9.Unrestricted cash and Cash Equivalents of the Company and its Subsidiaries on the last day of the immediately preceding month, excluding in the determination thereof any increase in such Unrestricted cash and Cash Equivalents resulting from the incurrence of any Debt or other borrowings of Borrowed Money and proceeds from the sale or other issuance of any Equity Interests; minus
$____
8.Unrestricted cash and Cash Equivalents of the Company and its Subsidiaries on the Statement Date, excluding in the determination thereof any increase in such Unrestricted cash and Cash Equivalents resulting from the incurrence of any Debt or other borrowings of Borrowed Money and proceeds from the sale or other issuance of any Equity Interests.
$(____)
A.Cash Burn Threshold
7.Cash Burn Threshold is equal to the aggregate of B, C and D multiplied by four (4):	$____
~~56~~ Cash burn for the first month of the relevant quarter.
~~67~~ Cash burn for the second month of the relevant quarter.
~~78~~ Cash burn for the third month of the relevant quarter.

SCHEDULE C
SCHEDULE OF COMPETITORS
[***]

EXHIBIT B-1
(Attached)

EXHIBIT B-2
(Attached)

EXHIBIT B-3
(Attached)

EXHIBIT B-4
(Attached)